Exhibit 3.1(c)



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                                   CHARTERMAC
                   SECOND AMENDED AND RESTATED TRUST AGREEMENT



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     This SECOND  AMENDED AND  RESTATED  TRUST  AGREEMENT  is entered into as of
November 17, 2003 by and among the undersigned Trustees and those persons who are or become Shareholders pursuant to the terms of this Trust Agreement. Capitalized terms used but not defined shall have the meanings assigned to such terms in Article 2.

                              W I T N E S S E T H :

     WHEREAS, certain of the Trustees have created a statutory trust in accordance with applicable provisions of the Trust Act by entering into a Trust Agreement, dated as of August 12, 1996, as amended by an Amendment No. 1 to Trust Agreement dated as of April 30, 1997, and as amended and restated by the Amended and Restated Trust Agreement dated as of September 30, 1997, and as further amended by Amendment Nos. 1, 2, 3 and 4 to the Amended and Restated Trust Agreement dated as of May 8, 2000, December 11, 2000, June 13, 2002 and November 17, 2003, respectively (as so amended and amended and restated, the "ORIGINAL TRUST AGREEMENT"), and by the filing with the Secretary of State of the State of Delaware of a Certificate of Trust on August 12, 1996, as heretofore amended; and

     WHEREAS, the parties hereto desire to amend and restate the Original Trust Agreement in its entirety as provided herein;

     WHEREAS, the Shareholders have approved the amendment and restatement of the Original Trust Agreement;

     "WHEREAS, the Shareholders have approved the amendment and restatement of the Original Trust Agreement as provided herein and pursuant to Sections 1.1 and 10.4(f) of the Original Trust Agreement, the Board of Trustees, without the consent of the Shareholders, has approved the amendments to the Original Trust Agreement to change the Trust's name from "Charter Municipal Mortgage Acceptance Company" to "CharterMac"; and

     WHEREAS, the Trustees desire that the Trust qualify as a partnership for federal income tax purposes under the Code.

     NOW, THEREFORE, the parties hereto hereby declare that all money and property contributed to or otherwise owned or held by or on behalf of the Trust, together with the proceeds thereof, shall be held and managed in trust for the benefit of the Shareholders, subject to the provisions hereof.

1.   ORGANIZATION

     1.1 NAME. The trust hereby continued shall be known as CharterMac in which name the Board of Trustees may conduct business or any subsequent name as shall be selected by the Board of Trustees.


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     1.2  BUSINESS  OFFICES.  The  principal  office  of  the  Trust,  and  such additional offices as the Board of Trustees may determine to establish, shall be located at such place or places inside or outside the State of Delaware as the Board of Trustees may designate from time to time.

     1.3 DECLARATION OF TRUST. The Board of Trustees hereby declares that they will hold the Trust Property in trust upon and subject to the conditions set forth herein for the use and benefit of the Shareholders. It is the intention of the parties hereto that this Trust Agreement and the Bylaws shall constitute the governing instruments of the Trust.

2.   DEFINITIONS AND GLOSSARY OF TERMS

     The following terms used in this Trust Agreement shall (unless otherwise expressly provided herein or unless the context otherwise requires) have the following respective meanings:

     "Adjusted Capital Account Deficit" shall have the meaning ascribed thereto in Section 9.5.

     "Affiliate" of an Entity shall mean (i) any officer, director, partner, employee or controlling shareholder of such Entity; (ii) any Person controlling, controlled by or under common control with any Entity or any individual described in (i) above; (iii) any officer, director, trustee, general partner or employee of any Person described in (ii) above; and (iv) any Person who is a member, other than as limited partner, with any individual described in (i) and
(ii) above in a relationship of joint venture, general partnership, or similar form of unincorporated business association.

     "Amended and Restated Operating Agreement" shall mean that certain Amended and Restated Operating Agreement of CharterMac Capital Company, LLC dated the date hereof.

     "Available Cash" shall mean, with respect to the applicable period of measurement (i.e., any period beginning on the first day of the fiscal year, quarter or other period commencing immediately after the last day of the fiscal year, quarter or other applicable period for purposes of the prior calculation of Available Cash for, or with respect to which, a Distribution has been made, and ending on the last day of the fiscal year, quarter or other applicable period immediately preceding the date of the calculation), the excess, if any, as of such date, of

          (a) the gross cash receipts of the Trust for such period from all sources whatsoever, including, without limitation, the following:

               (i) all interest and other revenues, income and proceeds derived by the Trust from its operations, including, without limitation, distributions received by the Trust from any Entity in which the Trust has an interest;

               (ii) all proceeds and revenues received by the Trust on account of any sales of assets of the Trust or as a refinancing of or payment of principal, interest, costs, fees, penalties or otherwise on account of any borrowings made by, or other leverage of, the Trust or financings or refinancings of any asset of the Trust;

               (iii) the amount of any insurance proceeds and condemnation awards received by the Trust;

               (iv) all capital contributions or loans received by the Trust from its Shareholders;

               (v) all Reserves previously set aside by the Trust, to the extent such amounts are no longer needed for the specific purposes for which such amounts were reserved; and


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               (vi)  the  proceeds  of  liquidation  of the  Trust's  assets  in accordance with this Agreement;

over

          (b)  the sum of:

               (i) all operating costs and expenses, including taxes and other expenses of the assets directly and indirectly held by the Trust and capital expenditures made during such period (without deduction, however, for any capital expenditures, charges for depreciation or other expenses not paid in cash or expenditures from Reserves described in (vii) below);

               (ii) all costs and expenses expended or paid during such period in connection with the sale or other disposition, or financing or refinancing, of the assets directly or indirectly held by the Trust or the recovery of insurance or condemnation proceeds;

               (iii) all fees and reimbursements provided for under this Agreement;

               (iv) all debt service, including principal and interest, paid during such period on all indebtedness (including under any line of credit) of the Trust;

               (v)  all  capital  contributions,   advances,  reimbursements  or
          similar payments made to any Person in which the Trust has an interest;

               (vi) all loans made by the Trust in accordance with the terms of this Agreement; and

               (vii) any new Reserves or increases in Reserves reasonably determined by the Managing Trustees to be necessary for working capital, capital improvements, payments of periodic expenditures, debt service or other purposes for the Trust or any Person in which the Trust has an interest.

     "Board of Trustees" shall mean, collectively, the Managing Trustees named in Section 3.1(b) so long as they continue in office, and all other individuals who have been duly elected and qualify as Managing Trustees.

     "Book Amortization" shall have the meaning ascribed thereto in Section 9.7.

     "Book Depreciation" shall have the meaning ascribed thereto in Section 9.7.

     "Book Disparity" shall have the meaning ascribed thereto in Section 9.7.

     "Book Gain" shall have the meaning ascribed thereto in Section 9.7.

     "Book Loss" shall have the meaning ascribed thereto in Section 9.7.

     "Bylaws" shall mean the Second Amended and Restated Bylaws of the Trust as adopted as of the date hereof, and as amended or restated from time to time, by the Board of Trustees pursuant to Section 10.2(b), which Bylaws are incorporated herein by reference and shall form a part of the governing instrument of the Trust.

     "Capital Account" shall have the meaning ascribed thereto in Section 9.4.


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     "Capital Event" shall mean any Trust transaction not in the ordinary course of its business including, without limitation, principal payments, prepayments, the incurrence of prepayment penalties, sales, exchanges, foreclosures or other dispositions of assets directly or indirectly owned by the Trust, recoveries of damage awards and insurance proceeds not used to rebuild (other than the receipt of contributions to the capital of the Trust and business or rental interruption insurance proceeds not used to rebuild).

     "Cause" shall mean gross negligence or willful misconduct.

     "Code" shall mean the Internal Revenue Code of 1986, as amended, or corresponding provisions of subsequent revenue laws.

     "Common Shares" shall mean any Shares classified or reclassified as such by the Board of Trustees.

     "Common Shareholder" shall mean any Person who holds Common Shares in its capacity as a beneficial owner of the Trust, including the Manager to the extent it holds Common Shares.

     "Contribution Agreement" shall mean that certain Contribution Agreement, dated as of December 17, 2002, by and among CharterMac Capital Company, LLC and other parties named therein.

     "Control" (and its correlative forms) shall have the meaning ascribed to such term under the Investment Company Act of 1940, as amended and in effect on the date of this Agreement.

     "Covered Person" shall have the meaning ascribed thereto in Section 10.9.

     "CRA  Preferred  Shares" means,  collectively,  the  Convertible  Community
Reinvestment Act Preferred Shares and the Series A Convertible Community Reinvestment Act Preferred Shares described in Section 6.7.

     "Distributions" shall mean any cash or Trust Property distributed to Shareholders in accordance with the terms of this Trust Agreement arising from their beneficial ownership interests in the Trust.

     "Entity"  shall  mean  any  general   partnership,   limited   partnership,
corporation, joint venture, trust, business or statutory trust, real estate investment trust, limited liability company, cooperative or association.

     "Final Ratio" shall have the meaning ascribed thereto in Section 9.6(c).

     "Incentive Share Option Plan" shall mean any Share option plan which may be adopted from time to time by the Board of Trustees.

     "Indemnified Party(ies)" shall have the meaning ascribed thereto in Section 14.1.

     "Independent Trustee" shall mean each Managing Trustee who is not an officer or employee of the Trust; who is neither related to the Trust's officers nor represents concentrated or family holdings of the Trust's voting interests; and who, in the view of the other Independent Trustees, is free of any relationship that would interfere with the exercise of independent judgment with respect to matters relating or pertaining to the affairs of the Trust; provided, however, that if Nasdaq, or the national securities exchange on which any Shares are listed, adopts rules which mandate a different definition of "independence", such definition shall apply in place of the foregoing.

     "Leverage Limitation" shall have the meaning ascribed thereto in Section 10.3.


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     "Majority Vote" shall mean, as to any matter on which the Shareholders have the right to vote, the affirmative vote of the holders of the outstanding Common Shares together with the holders of any other class or series of Shares entitled to vote with the holders of Common Shares (voting as a single class), having more than 50% of the outstanding Shares entitled to vote on the matter. For the avoidance of doubt, except as to matters on which the holders of Special Preferred Voting Shares are entitled to a separate class vote under the Certificate of Designation of Special Preferred Voting Shares, the holders of the Common Shares and the holders of the Special Preferred Voting Shares shall vote together as a single class.

     "Management Agreement" shall mean the agreement between the Trust and the Manager, as amended from time to time, pursuant to which the Manager will be engaged by the Trust to conduct the business and affairs of the Trust upon the terms and conditions therein.

     "Manager" shall mean such Person to which the Board of Trustees delegates the authority to conduct the business and affairs of the Trust in all matters as set forth in the Management Agreement with the Manager.

     "Managing Trustees" shall mean the individuals named in Section 3.1(b) so long as they continue in office, and all other individuals who have been duly elected and qualify as trustees of the Trust hereunder, including the Independent Trustees but not including the Registered Trustee.

     "Net Income" or "Net Loss" shall mean for each fiscal year or other applicable period, an amount equal to the Trust's taxable income or loss for such year or period as determined for federal income tax purposes determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to
Section 703(a) of the Code shall be included in taxable income or loss), and (a) by including as an item of gross income any tax-exempt income received by the Trust and not otherwise taken into account in computing Net Income or Net Loss;
(b) by treating as a deductible expense any expenditure of the Trust described in Section 705(a)(2)(B) of the Code (or which is treated as a Section
705(a)(2)(B) expenditure pursuant to Section 1.704-1(b)(2)(iv)(i) of the Regulations) and not otherwise taken into account in computing Net Income or Net Loss; (c) by making any adjustments needed to take into account any differences between book basis and tax basis; and (d) by not taking into account in computing Net Income or Net Loss items separately allocated to the Shareholders pursuant to the provisions of Article 9 hereof.

     "Original Trust Agreement" shall have the meaning ascribed thereto in the Preamble.

     "Outstanding Preferred Securities" shall have the meaning ascribed thereto in Section 10.3.

     "Percentage Interest" shall mean, as to a Shareholder, the fractional part of the Shares owned by such Shareholder and expressed as a percentage computed by dividing the Shares owned by such Shareholder by the total number of issued and outstanding Shares owned by all Shareholders. As used in this definition, the term "Shareholder" includes the Common Shareholders and any other
Shareholders who receive the same Distributions as the Common Shareholders, including holders of CRA Preferred Shares; provided that the Board of Trustees, without requirement for any consent of the Shareholders, may modify this definition from time to time as necessary to reflect the terms of any Shares issued by the Trustees pursuant to Section 6.7.

     "Person" shall mean an individual or Entity.

     "Preferred Shares" shall mean any Shares classified or reclassified as such by the Board of Trustees.

     "RCC  Acquisition  Documents"  shall have the meaning  ascribed  thereto in
Section 10.11.


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     "Registered  Trustee"  shall  mean  Wilmington  Trust  Company,  a Delaware banking corporation, not in its individual capacity but solely as a trustee hereunder, or any other Person which succeeds it in such capacity pursuant to
Section 15.2 and in compliance with Section 3807 of the Trust Act.

     "Registered  Trustee  Person"  shall have the meaning  ascribed  thereto in
Section 14.2.

     "Reserves" shall mean the amount set aside by the Board of Trustees or the Manager as reserves of the Trust for working capital and for repairs, replacements, contingencies or other purposes.

     "Shareholder" shall mean any Person who holds Shares in its capacity as a beneficial owner of the Trust, including the Manager to the extent it holds Shares.

     "Shareholder Minimum Gain" shall mean an amount, with respect to each Shareholder Nonrecourse Debt, equal to the Trust Minimum Gain (assuming, for this purpose, that the Trust's only liability was the Shareholder Nonrecourse
Debt), that would result if such Shareholder Nonrecourse Debt were treated as a nonrecourse liability, determined in accordance with Treas. Reg. ss. 1.704-2(i)(3) and then aggregating the separately computed gains.

     "Shareholder Nonrecourse Debt" shall have the meaning ascribed to "partner nonrecourse debt" set forth in Treas. Reg. ss. 1.704-2(b)(4).

     "Shareholder Nonrecourse Deductions" shall have the meaning ascribed to "partner nonrecourse deductions" set forth in Treas. Reg. ss. 1.704-2(i)(2).

     "Shares" shall mean the beneficial interests of a Shareholder in the Trust representing undivided beneficial interests in the assets of the Trust, which may be evidenced by Trust Certificates, including, without limitation, Common Shares and Preferred Shares.

     "Special Common Units" shall have the meaning ascribed thereto in the Amended and Restated Operating Agreement.

     "Special Preferred Voting Shares" shall have the meaning ascribed thereto in Section 6.7(c).

     "Substantially All of the Assets" shall mean assets representing 66-2/3% or more of the net book value of all of the Trust's assets as of the end of the most recently completed calendar quarter.

     "Terminating Capital Transaction" shall mean any sale or other disposition of assets of the Trust in connection with a liquidation of the Trust.

     "Total Market Value" shall mean the greater of (i) the sum of (a) the aggregate market value of the Trust's outstanding Shares, and (b) the total leverage of the Trust and (ii) the aggregate value of the Trust's assets as determined by the Manager based upon third-party or management appraisals and other criteria as the Board of Trustees shall determine in its sole discretion.

     "Transfer" shall mean sale, assignment, conveyance, transfer, gift, pledge, hypothecation, mortgage, exchange or other disposition whether voluntary, involuntary, by operation of law or otherwise.

     "Trust" shall mean CharterMac.

     "Trust Act" shall mean the Delaware Statutory Trust Act, 12 Del.C. ss.ss. 3801 et. seq., as amended from time to time, or the corresponding provisions of any succeeding law.

     "Trust Agreement" shall mean this Second Amended and Restated Trust Agreement, dated as of November 17, 2003 among the undersigned Trustees and those Persons who are or become Shareholders pursuant to the terms of this Trust


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Agreement,  as amended or  restated  from time to time,  and shall  include  the
By-laws, as amended or restated from time to time by the Board of Trustees.

     "Trust Certificate" shall mean a certificate signed on behalf of the Trust by a Trustee or the Manager, evidencing the Shares of a Shareholder in the Trust.

     "Trust Minimum Gain" shall mean the sum of the amounts determined by computing with respect to each nonrecourse liability of the Trust, the amount of gain (of whatever character), if any, that would be realized by the Trust if it disposed (in a taxable transaction) of the Trust Property subject to such liability for no consideration other than full satisfaction of such liability and then aggregating the separately computed gains.

     "Trust Property" shall mean all right, title and interest of the Trust in and to any property contributed to the Trust by the Shareholders or otherwise acquired by the Trust, including, without limitation, all distributions or payments thereon or proceeds therefrom.

     "Trustees"  shall  mean,  collectively,   the  Managing  Trustees  and  the
Registered Trustee.

3.   TRUSTEES; LEGAL TITLE

     3.1  MANAGING TRUSTEES.

          (a) NUMBER. The Board of Trustees shall consist of not less than three nor more than sixteen Managing Trustees. Initially, the Trust shall have fifteen Managing Trustees, of which eight shall be Independent Trustees. As long as Thomas W. White is on the Board of Trustees, a majority of the Board of Trustees by at least one Managing Trustee must be Independent Trustees. Upon Thomas W. White's ceasing to serve as a Managing Trustee for any reason, including by reason of his resignation or removal or otherwise, and at all times thereafter, a majority of the Board of Trustees by at least two Managing Trustees must be Independent Trustees (E.G. if the total number of Managing Trustees is nine, Independent Trustees must comprise at least six members of the Board of Trustees). The total number of Managing Trustees may be increased or decreased pursuant to the Bylaws, but shall never be less than the minimum number, if any, required by the Trust Act nor more than sixteen.

          (b) INITIAL BOARD OF TRUSTEES. The names of the initial Managing Trustees are:

          Stuart J. Boesky                                     (Class 3)
          Nathan Gantcher                                      (Class 3)
          Jerome Y. Halpern                                    (Class 3)
          Robert L. Loverd                                     (Class 3)
          Stephen M. Ross                                      (Class 3)
          Charles L. Edson                                     (Class 2)
          Alan P. Hirmes                                       (Class 2)
          Janice Cook Roberts                                  (Class 2)
          Marc D. Schnitzer                                    (Class 2)
          Thomas W. White                                      (Class 2)
          Peter T. Allen                                       (Class 1)
          Jeff T. Blau                                         (Class 1)
          Arthur P. Fisch                                      (Class 1)
          Denise L. Kiley                                      (Class 1)
          Robert A. Meister                                    (Class 1)

          (c) CLASSES; TERMS. The Board of Trustees shall be elected by the Common Shareholders. The Managing Trustees (other than any Managing Trustee elected solely by holders of one or more classes or series of Shares) shall be classified, with respect to the terms for which they severally hold office, into


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three  classes,  as nearly equal in number as  possible,  Class I to hold office initially for a term expiring at the next succeeding annual meeting of Shareholders, Class II to hold office initially for a term expiring at the second succeeding annual meeting of Shareholders and Class III to hold office initially for a term expiring at the third succeeding annual meeting of Shareholders, with the members of each class to hold office until their successors are duly elected and qualify. At each annual meeting of the Shareholders, the successors to the class of Managing Trustees whose term expires at such meeting shall be elected to hold office for a term expiring at the annual meeting of Shareholders held in the third year following the year of their election. Pursuant to and in accordance with the provisions of this Trust Agreement, the Managing Trustees may increase the number of Managing Trustees and may fill any vacancy, whether resulting from an increase in the number of Managing Trustees or otherwise, on the Board of Trustees occurring before the next annual meeting of Shareholders in the manner provided in the Bylaws.

          (d) REMOVAL OF MANAGING TRUSTEES. Subject to the rights of holders of one or more classes or series of Shares to elect one or more Managing Trustees, any Managing Trustee, or the entire Board of Trustees, may be removed from office at any time, but only by Majority Vote.

          (e) RESIGNATION OF MANAGING TRUSTEES. Any Managing Trustee may resign at any time by delivering his resignation in writing to the Board of Trustees, to take effect at the time specified in the resignation; the acceptance of a resignation, unless required by its terms, shall not be necessary to make it effective.

     3.2  REGISTERED TRUSTEE.

          (a) INITIAL REGISTERED TRUSTEE; POWERS. The Registered Trustee has been appointed as trustee and joined as a party hereunder for the sole and limited purpose of fulfilling the requirements of Section 3807 of the Trust Act. In the event of the resignation or removal of the Registered Trustee, the Board of Trustees shall appoint a successor Registered Trustee in accordance with
Section 15.2.

          The Registered Trustee shall be responsible for performing only the following duties with respect to the Trust: (i) to execute, deliver, acknowledge and file any certificates of trust and any amendments thereto required to be filed pursuant to applicable law, (ii) to execute any duly adopted amendments to this Trust Agreement and (iii) to execute, deliver, acknowledge and file any certificates of cancellation required to be filed pursuant to applicable law. The Board of Trustees or the Manager shall keep the Registered Trustee reasonably informed of any actions of the Board of Trustees or the Manager or other circumstances that could affect the rights, duties or liabilities of the Registered Trustee. The Registered Trustee shall have no other authority, duties or liabilities. The Registered Trustee has no responsibility for monitoring the conduct of the Board of Trustees or the Manager or causing the Board of Trustees or the Manager, or any other Person to discharge their respective duties under this Trust Agreement, the Bylaws or the Management Agreement, and the Registered Trustee shall have no liability for the acts and omissions of the Trust, the Board of Trustees or the Manager.

          (b) COMPENSATION AND EXPENSES OF REGISTERED TRUSTEE. The Registered Trustee shall be entitled to receive from the Trust reasonable compensation for its services hereunder, as shall be agreed to from time to time by the Board of Trustees and the Registered Trustee, and the Registered Trustee shall be entitled to be reimbursed by the Trust for reasonable out-of-pocket expenses incurred by the Registered Trustee in the performance of its duties hereunder.

          (c) The Registered Trustee shall have a lien on the assets of the Trust for any compensation or expenses and indemnity due to the Registered Trustee by the Trust, which lien shall be prior to all other liens.

     3.3 LEGAL TITLE. Legal title to all Trust Property shall be vested in the Trust, except that the Board of Trustees may cause legal title to any Trust Property to be held by or in the name of any Managing Trustee or any other Person as nominee. Written evidence of the qualification and acceptance of


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election or  appointment of successor and  additional  Managing  Trustees may be filed with the records of the Trust and in such other offices, agencies or places as the Board of Trustees may deem necessary or desirable. To the fullest extent permitted by law, no Shareholder shall be deemed to have a severable ownership interest in any individual asset of the Trust or any right of partition or possession thereof.

4.   PURPOSES

     The purposes of the Trust shall be, as determined from time to time by the Board of Trustees, to engage in any lawful business or activity for which a statutory trust may be created under the Trust Act.

5.   TERM

     The Trust commenced on August 12, 1996, and shall have perpetual existence, unless earlier dissolved and terminated in accordance with the provisions of this Trust Agreement or the Bylaws.

6.   SHAREHOLDERS; SHARES

     6.1 AUTHORIZATION OF SHARES. The Trust is authorized to issue 100,000,000 Shares. Notwithstanding anything to the contrary set forth in this Trust Agreement (except for the immediately preceding sentence) and without regard to any express or implied limitation on the authority of the Trust, and the Board of Trustees on behalf of the Trust, the Trust, and the Board of Trustees on behalf of the Trust, is authorized, without limitation, (a) to issue additional Shares from time to time to Persons who are, or who by the purchase thereof become, Shareholders of the Trust for such consideration, if any, and otherwise on such terms and conditions as the Board of Trustees determines in its sole discretion, (b) to issue Shares as necessary or desirable in connection with the transactions contemplated by the RCC Acquisition Documents, including, without limitation, to issue the Special Preferred Voting Shares and to issue Common Shares in connection with an exchange for Special Common Units, (c) to issue Shares upon exercise of options granted by the Board of Trustees or to be granted pursuant to an Incentive Share Option Plan upon payment in accordance with the terms of the applicable Incentive Share Option Plan and (d) to issue Shares for distribution to Shareholders or to issue rights, options or warrants to acquire Shares. The Board of Trustees may from time to time reserve Shares for issuance for any purpose deemed appropriate by the Board of Trustees, including, without limitation, pursuant to conversion rights, exchange rights or option rights with respect to Shares. Shareholders have no preemptive or other similar rights with respect to the issuance of Shares. Notwithstanding any other provision contained in this Trust Agreement, the following Shares have been authorized and issued by the Trust: (i) 42,656,999 Common Shares (whether through the consummation of the transactions contemplated by the RCC Acquisition Documents or consummation of the Consolidation, a conversion of CRA Preferred Shares, an exercise of options pursuant to an Incentive Share Option Plan or otherwise (as each such capitalized term is defined in the Original Trust Agreement)); (ii) 1,351,636 Convertible Community Reinvestment Act Preferred Shares; and (iii) 6,073,219 Series A Convertible Community Reinvestment Act Preferred Shares; and the issuance of such Shares is hereby ratified and confirmed in all respects.

     6.2 COMMON SHARES. Each Common Share shall entitle the holder thereof to one vote. The Board of Trustees may reclassify any unissued Common Shares from time to time in one or more classes or series of beneficial interests.

     6.3 PREFERRED SHARES. Preferred Shares shall not entitle the holder thereof to vote unless the Board of Trustees, in its sole discretion, determines to grant voting rights to holders of Preferred Shares. The Board of Trustees may classify any unissued Preferred Shares and reclassify any previously classified but unissued Preferred Shares of any series from time to time, in one or more series of beneficial interests in the Trust.

     6.4 CLASSIFIED OR RECLASSIFIED SHARES. Prior to issuance of classified or reclassified Shares of any class or series, the Board of Trustees by resolution shall: (a) designate that class or series to distinguish it from all other classes and series of Shares of the Trust; (b) specify the number of Shares to be included in the class or series; and (c) set or change, subject to the express terms of any class or series of Shares of the Trust outstanding at the time, the preferences, conversion or other rights, voting powers, privileges, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series.

     6.5 TRUST AGREEMENT AND BYLAWS. All Persons who own, or shall acquire, Shares in the Trust shall own, or shall acquire, the same subject to the provisions of this Trust Agreement and the Bylaws and shall be bound by the terms and provisions of this Trust Agreement and Bylaws. The Board of Trustees may from time to time, without requirement for any consent of the Shareholders, amend the Bylaws in any manner that does not violate the provisions of this Trust Agreement.

     6.6 EFFECTIVE DATE OF TRANSFER OF SHARES. The effective date for the recognition of transfers of Shares, and the identification of the Person entitled to be treated as the Shareholder at any given time, shall be determined as follows:

          (a) for purposes of Article 9 and any other provision of this Trust Agreement which relates to the allocation or apportionment of Net Income, Net Loss or Distributions, the Person entitled to be recognized as the Shareholder shall be determined in accordance with the provisions of Section 9.2; and

          (b) for all purposes other than those set forth in Section 6.6(a), the Person entitled to be recognized as the Shareholder shall be the Person who is then listed as the record owner of the Shares on the books and records of the Trust.

     6.7 CERTIFICATES OF DESIGNATION. (a) The "Convertible Community Reinvestment Act Preferred Shares of the Trust" shall have (i) the designation, powers, preferences, (ii) the relative, participating, optional or other special rights, and (iii) the qualifications, limitations or restrictions, set forth in the Amended and Restated Certificate of Designation attached hereto as APPENDIX A, which terms are incorporated by reference in, and made a part of, this Trust Agreement as if specifically set forth herein.

          (b) The "Series A Convertible Community Reinvestment Act Preferred Shares of the Trust" shall have (i) the designation, powers, preferences, (ii) the relative, participating, optional or other special rights, and (iii) the qualifications, limitations or restrictions, set forth in the Certificate of Designation attached hereto as APPENDIX B, which terms are incorporated by reference in, and made a part of, this Trust Agreement as if specifically set forth herein.

          (c) The "Special Preferred Voting Shares of the Trust" shall have (i) the designation, powers, preferences, (ii) the relative, participating, optional or other special rights, and (iii) the qualifications, limitations or restrictions, set forth in the Certificate of Designation attached hereto as APPENDIX C, which terms are incorporated by reference in, and made a part of, this Trust Agreement as if specifically set forth herein.

          (d) The Board of Trustees shall have full power and authority, in its sole discretion and without requirement for any consent of the Shareholders, to establish and designate, and to change in any manner, any class or series of Shares not outstanding on the date of this Trust Agreement, including, the Shares described in Section 6.7(c) and including any other Shares authorized to be issued from time to time by the Trust pursuant to the Trust Agreement, and to fix the preferences, covenants or other rights, voting powers, privileges, restrictions, limitations as to dividends or other distributions qualifications and terms and conditions of redemption for each class or series thereof as the Board of Trustees may from time to time determine. The establishment and designation of any class or series of Shares (other than those existing as of the date of this Trust Agreement) shall be effective upon the adoption of a resolution by a majority of the Trustees setting forth such establishment and designation and the relative preferences, covenants or other rights, voting powers, privileges, restrictions, limitations as to dividends or other distributions qualifications and terms and conditions of redemption of the Shares of such class or series, whether directly in such resolution or by reference to, or approval of, another document that sets forth such relative preferences, covenants or other rights, voting powers, privileges, restrictions, limitations as to dividends or other distributions qualifications and terms and conditions of redemption of such class or series including, without limitation, any registration statement of the Trust, or as otherwise provided in such resolution. Upon the establishment of any such class or series, an appendix shall be attached to this Trust Agreement (identified as a certificate of designation) to reflect the establishment and designation of such class or series and the preferences, covenants or other rights, voting powers, privileges, restrictions, limitations as to dividends or other distributions qualifications and terms and conditions of redemption thereof, which terms shall be deemed incorporated by reference in, and made a part of, this Trust Agreement as if specifically set forth herein; provided that attachment of an appendix hereto shall not be a condition precedent to the establishment of any class or series in accordance with this Trust Agreement. Notwithstanding anything contained in this Section 6.7(d), the power and authority of the Board of Trustees to change the rights, performances and privileges of any class or series of Shares as set forth in a certificate of designation attached hereto shall be subject to such limitations on such changes, including any required class or series vote, as may be set forth in, or otherwise required by the terms of, the applicable certificate of designation.

7. LIABILITY OF THE SHAREHOLDERS; REGISTERED TRUSTEE; MANAGING TRUSTEES; EMPLOYEES; MANAGER

     7.1 SHAREHOLDERS. The Shareholders shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. If and to the extent required by Delaware law, a Shareholder may, under certain circumstances, be required to return to the Trust for the benefit of Trust creditors, amounts previously distributed to him.

     7.2 REGISTERED TRUSTEE. The Registered Trustee shall not be liable to the Trust, the Shareholders, the Trustees or any other Person or third parties for any act, omission or obligation of the Trust, the Board of Trustees, any Shareholder, the Registered Trustee or the Manager, under any circumstance, except for any loss directly attributable to its own gross negligence or willful misconduct. In particular, but not by way of limitation:

          (a) The Registered Trustee shall not be liable for any error of judgment made which did not constitute gross negligence or willful misconduct by it;

          (b) No provision of this Trust Agreement shall require the Registered Trustee to take any action, to expend or risk its personal funds or otherwise incur any financial liability in the performance of its rights, powers or obligations hereunder, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such action, risk or liability is not reasonably assured or provided to it;

          (c) Under no circumstance shall the Registered Trustee be personally liable for any representation, warranty, covenant or other obligation or indebtedness of the Trust;

          (d) The Registered Trustee shall not be personally responsible for or in respect of the validity or sufficiency of this Trust Agreement, or the form, validity, value or sufficiency of the Trust Property;

          (e) The Registered Trustee shall not be personally liable for its good faith reliance on the provisions of this Trust Agreement;

          (f) Under no circumstances shall the Registered Trustee be personally liable for (i) any action it takes or omits to take in good faith in accordance with the instruction of the Board of Trustees or the Manager, (ii) the acts or omissions of the Board of Trustees or the Manager or (iii) the supervision of or the failure of the Board of Trustees or the Manager to discharge their respective duties hereunder or pursuant to the Management Agreement; and

          (g) The Registered Trustee shall not incur any liability to anyone in acting upon any document believed in good faith by it to be genuine and believed in good faith by it to be signed by the proper party or parties and need not investigate any fact or matter pertaining to or in any such document. The Registered Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any Person as conclusive evidence that such resolution has been duly adopted by such Person and that the same is in full force and effect. As to any fact or matter, the method of the determination of which is not specifically prescribed herein, the Registered Trustee may for all purposes hereof rely on a certificate, signed by any officer of the relevant Person, as to such fact or matter, and such certificate shall constitute full protection to the Registered Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

     7.3 MANAGING TRUSTEES; EMPLOYEES. To the maximum extent that Delaware law in effect from time to time permits limitation of the liability of trustees of a statutory trust, Managing Trustee or employee of the Trust, when acting in such respective capacities, shall not be personally liable to any Person other than the Trust or a Shareholder for any act, omission or obligation of the Trust, the Registered Trustee, the Manager or any Managing Trustee. To the maximum extent that Delaware law in effect from time to time permits limitation of the liability of trustees of a statutory trust, no Managing Trustee shall be liable to the Trust or to any Shareholder for monetary damages for breach of any duty (including, without limitation, fiduciary duty) as a Managing Trustee, except
(i) for acts or omissions of such Managing Trustee that involve actual fraud or willful misconduct, or (ii) for any transaction from which such Managing Trustee derived improper personal benefit. Neither the amendment nor repeal of this
Section 7.3 nor the adoption or amendment of any other provision of this Trust Agreement inconsistent with this Section 7.3 shall apply to or affect in any respect the applicability of the immediately preceding sentence with respect to any act or failure to act that occurred prior to such amendment, repeal or adoption.

     7.4 RELIANCE ON AGENTS, ATTORNEYS, ETC. In the exercise of their rights and obligations hereunder, the Registered Trustee and the Managing Trustees (i) may act directly, or at the expense of the Trust, through agents (including, without limitation, a Manager) or attorneys pursuant to agreements entered into with any of them, and they shall not be liable for the default or misconduct of such agents or attorneys if such agent or attorney shall have been selected in good faith and (ii) may, at the expense of the Trust, consult with counsel to be selected in good faith, and employed by them, and shall not be liable for anything done, suffered or omitted in good faith in accordance with the advice or opinion of any such counsel.

8.   INTENTIONALLY DELETED

9.   ALLOCATION OF INCOME, LOSS AND DISTRIBUTIONS

     9.1 ALLOCATIONS. Net Income, Net Loss and Available Cash shall be allocated in the manner hereinafter provided.

     9.2  APPORTIONMENT   AMONG   SHAREHOLDERS  OF  NET  INCOME,  NET  LOSS  AND
DISTRIBUTIONS GENERALLY.

          (a) NON-CAPITAL EVENTS. Net Income, Net Loss and Distributions, other than Net Income, Net Loss and Distributions attributable to a Capital Event, allocated to the Shareholders shall be apportioned each calendar quarter among the Persons who were Shareholders of record on the last day of each calendar quarter in accordance with their Percentage Interests based upon the number of Shares owned by each such Shareholder on the last day of such calendar quarter without regard to Capital Accounts or the number of days during such calendar quarter in which a Person was a Shareholder.

          (b) CAPITAL EVENTS. That portion of Distributions attributable to a Capital Event and allocations of Net Income and Net Loss from a Capital Event which is allocated to the Shareholders shall be apportioned among the Persons who were Shareholders of record on the last day of the month during which the Trust received the proceeds of such Capital Event in accordance with their Percentage Interests based upon the number of Shares owned by each such Shareholder on the last day of such month without regard to Capital Accounts or the number of days during such month in which a Person was a Shareholder.

     9.3 CONSENT TO METHODS. The methods set forth in this Article 9 by which Distributions and allocations of Net Income and Net Loss are made and apportioned are hereby expressly consented to by each Shareholder as an express condition to becoming a Shareholder.

     9.4  CAPITAL ACCOUNTS.

          (a) GENERAL. A separate capital account ("CAPITAL ACCOUNT") shall be maintained for each Shareholder in accordance with this Section 9.4. Each Shareholder's Capital Account shall be increased by (1) the amount of money contributed, or deemed contributed, by such Shareholder to the capital of the Trust; and (2) such Shareholder's share of Net Income. Each Shareholder's Capital Account shall be decreased by (i) the amount of Distributions to such Shareholder and (ii) such Shareholder's share of Net Loss.

          (b) MULTIPLE CLASS OR SERIES OF INTERESTS. A Shareholder who has Shares which represent more than one class or series of interests in the Trust shall have a single Capital Account that reflects all such interests, regardless of the class of interests owned by such Shareholder and regardless of the time or manner in which such interests were acquired.

          (c) CONTRIBUTIONS OF PROPERTY. In the event that property (other than cash) is contributed by a Shareholder to the Trust, the computation of Capital Accounts, as set forth in this Section 9.4, shall be adjusted as follows:

               (i) the contributing Shareholder's Capital Account shall be increased by the fair market value of the property contributed to the Trust by such Shareholder (net of liabilities securing such contributed property that the Trust is considered to assume or take subject to under Code Section 752); and

               (ii) as required by Treas. Reg. ss.ss. 1.704-1(b)(2)(iv)(g) and 1.704-1(b)(4)(i), if any Shareholder's Capital Account reflects a fair market value for property which differs from such property's adjusted basis, each Shareholder's Capital Account shall be adjusted to take account of the amount of Book Gain and Book Loss, as defined below, allocated to such Shareholder pursuant to Section 9.7 hereof and shall not take into account the Net Income and Net Loss for tax purposes allocated to such Shareholder pursuant to this Article 9.

          (d)  DISTRIBUTIONS  OF  PROPERTY.   In  the  event  that  property  is
distributed by the Trust to a Shareholder, the following special rules shall apply:

               (i) the Capital Account of the Shareholder receiving the distribution first shall be adjusted (as provided in Treas. Reg. ss. 1.704-1(b)(2)(iv)(e)) to reflect the manner in which the unrealized income, gain, loss and deduction inherent in such property (that has not already been reflected in such Shareholder's Capital Account) would be allocated to such Shareholder if there were a taxable disposition of such Shareholder for its fair market value on the date of distribution; and

               (ii) the Capital Account of the Shareholder who is receiving the distribution of property from the Trust shall be charged with the fair market value of the property at the time of distribution (net of liabilities secured by such property that such Shareholder is considered to assume or take subject to under Code Section 752).

          (e) INTENTION. The foregoing provisions are intended to satisfy the capital account maintenance requirements of Treas. Reg. ss.ss. 1.704-1(b) and 1.704-2 and such provisions shall be modified to the extent required by such section or any successor provision thereto.

     9.5 ALLOCATIONS CAUSING NEGATIVE CAPITAL ACCOUNTS. Notwithstanding Section 9.2, to the extent that any allocation of Net Loss to a Shareholder would reduce such Shareholder's Capital Account balance (determined after taking into account all prior distributions and all prior allocations of Net Income and Net Loss) below zero or would increase the negative balance in such Shareholder's Capital Account at a time when another Shareholder has a positive Capital Account balance, such Net Loss shall instead be allocated pro rata to Shareholders having positive Capital Account balances in proportion to their respective positive Capital Account balances until such Capital Account balances are reduced to zero, provided, however, that in no event shall there be a reallocation of any item of income, gain, loss or deduction allocated among the Shareholders pursuant to this Trust Agreement for prior years.

     If the provisions of this Section 9.5 prohibit the allocation of any portion of Net Loss to every Shareholder, such portion of the Net Loss shall instead be allocated to the Manager.

     For purposes of determining a Shareholder's Capital Account balance under this Section 9.5, Distributions made prior to or contemporaneous with any allocation to a Shareholder shall be reflected in such Shareholder's Capital Account prior to making such allocation to such Shareholder. For purposes of this Section 9.5, a Shareholder's Capital Account shall be reduced for:

          (x) allocations of Net Loss (or items thereof) which, as of the end of each Trust year, are reasonably expected to be allocated to such Shareholder pursuant to Code Section 704(e)(2), Code Section 706(d) and Treas. Reg. ss. 1.751-1(b)(2)(ii); and

          (y) Distributions that, as of the end of such year, reasonably are expected to be made to such Shareholder to the extent they exceed offsetting increases to such Shareholder's Capital Account that reasonably are expected to occur during (or prior to) the Trust taxable years in which such Distributions reasonably are expected to be made.

     For purposes of determining the amount of expected Distributions and expected Capital Account increases described in (y) above: (A) the rule set forth in Treas. Reg. ss. 1.704-1(b)(2)(iii)(c) concerning the presumed value of property shall apply, and (B) gross income or Net Income allocated to a Shareholder pursuant to Section 9.9 shall be taken into account. For purposes of this Section 9.5 and Section 9.9, a Shareholder's Capital Account shall be increased (i) to the extent that such Shareholder is obligated to fund deficits in such Shareholder's Capital Account upon liquidation of the Trust (or is treated as obligated to so restore such deficits pursuant to Treas. Reg. ss. 1.704-1(b)(2)(ii)(c)), and (ii) to the extent of such Shareholder's share of any Trust Minimum Gain and Shareholder Minimum Gain remaining at the close of the fiscal period in respect of which such allocations are being made. A Capital Account which has a negative balance after adjustment in accordance with clauses
(i) and (ii) shall be referred to as an "ADJUSTED CAPITAL ACCOUNT DEFICIT."

     9.6  ALLOCATION OF NET INCOME AND NET LOSS.

          (a) GENERAL.  Except as otherwise  provided in Sections  9.5, 9.8, and
9.9 in each year Net Income and Net Loss, other than Net Income and Net Loss arising in connection with a Terminating Capital Transaction, shall be allocated to the Shareholders in accordance with their Percentage Interests.

          (b) TERMINATING CAPITAL TRANSACTION. Allocations of Net Income or Net Loss (or items thereof) in connection with a Terminating Capital Transaction or liquidation of the Trust shall first be made so that, to the extent possible, each Shareholder's Capital Account balance is equal, and the remainder of such Net Income or Net Loss (or items thereof) shall, subject to the provisions of
Section 9.5, be allocated to the Shareholders in accordance with their Percentage Interests.

          (c) FINAL RATIO. It is intended that the allocation provisions of this
Article 9 shall result in final positive Capital Account balances of the Shareholders under Section 12.3 which are equal to each Shareholder's Percentage Interests (the "FINAL RATIO"). To the extent that such final positive Capital Account balances are not in the Final Ratio, Net Income, Net Loss and items thereof, as computed for book purposes, shall be allocated among the Shareholders so as to result in final positive Capital Account balances which are in the Final Ratio. This Section 9.6.(c) shall control notwithstanding any reallocation of income, loss, or items thereof, as computed for book purposes, by the Internal Revenue Service or any other taxing authority.

     9.7 ALLOCATION OF BOOK ITEMS. In cases where property of the Trust is, under Treas. Reg. ss. 1.704-1(b)(2)(iv)(g), properly reflected in the Capital Accounts of the Shareholders at a fair market value that differs from the adjusted tax basis of such property (such difference is hereinafter referred to as the "BOOK DISPARITY"), then depreciation, amortization and gain or loss as computed for book purposes with respect to such property ("BOOK DEPRECIATION," "BOOK AMORTIZATION," and "BOOK GAIN," and "BOOK LOSS," respectively) will be greater or less than the depreciation, amortization or gain or loss as computed for tax purposes. The Manager shall adopt, pursuant to Treas. Reg. ss.
1.704-1(b)(2)(iv)(g), a reasonable method of computing Book Depreciation and Book Amortization. Such Book Depreciation and Book Amortization shall be allocated among the Shareholders and reflected in the Shareholders' Capital Accounts under Section 9.4 hereof, in a manner so as to eliminate to the extent possible, the Book Disparity.

     9.8 MANDATORY ALLOCATIONS. Any allocation of Net Income or Net Loss for tax purposes which is required to be allocated among the Shareholders to take into account the disparity between the fair market value of a Trust asset and its adjusted basis (e.g., allocations under Code Section 704(c) for contributed property) shall be allocated among the Shareholders in accordance with the requirements of the Code and the regulations promulgated thereunder.

     9.9  MINIMUM GAIN CHARGEBACK AND QUALIFIED INCOME OFFSET.

          (a) MINIMUM GAIN CHARGEBACK. Notwithstanding any other provision of this Agreement to the contrary, in the event there is a net decrease in a Shareholder's share of Trust Minimum Gain and/or Shareholder Minimum Gain during a Trust taxable year, such Shareholder shall be allocated items of income and gain for that year (and if necessary, other years) as required by and in accordance with Regulations Sections 1.704-2(f)(1) and 1.704-2(i)(4) before any other allocation is made. This subsection 9.9(a) is intended to constitute a "minimum gain chargeback" under Treas. Reg. ss. 1.704-2(f)(1) and 1.704-2(i)(4).

          (b) QUALIFIED INCOME OFFSET. In the event a Shareholder unexpectedly receives any adjustments, allocations or distributions described in Treas. Reg. ss.ss. 1.704-1(b)(2)(ii)(d)(4), (5) or (6), and such Shareholder has an Adjusted Capital Account Deficit, items of Trust income (including gross income) and gain shall be specially allocated to such Shareholder in an amount and manner sufficient to eliminate the Adjusted Capital Account Deficit as quickly as possible. This subsection 9.9.(b) is intended to constitute a "qualified income offset" under Treas. Reg. ss. 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

          (c) OTHER CHARGEBACK OF IMPERMISSIBLE NEGATIVE CAPITAL ACCOUNT. To the extent any Shareholder has an Adjusted Capital Account Deficit at the end of any Trust fiscal year, each such Shareholder shall be specially allocated items of Trust income (including gross income) and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this subsection 9.9.(c) shall be made if and only to the extent that such Shareholder would have an Adjusted Capital Account Deficit in excess of such sum after all other allocations provided for in this Article 9 have been tentatively made as if this subsection 9.9.(c) were not in the Agreement.

     9.10 DISTRIBUTIONS. Distributions shall be made to the Shareholders in accordance with their Percentage Interests.

     9.11 RESTRICTIONS.

          (a) GENERAL. The Trust may be restricted under Delaware law from making Distributions under certain circumstances, as well as under the terms of notes, mortgages or other types of financing obligations which it may issue or assume in conjunction with borrowed funds, if any. In addition, Distributions are subject to the payment of Trust expenses and to the maintenance of sufficient Reserves. Distributions may also be restricted or suspended in circumstances when the Board of Trustees determines, in its absolute discretion, that such action is in the best interest of the Trust.

          (b) WITHHOLDING TAX. As security for any withholding tax or other liability or obligation (or reduced deduction for federal income tax purposes) to which the Trust may be subject as a result of any act or status of any Shareholder or to which the Trust becomes subject with respect to any Shares, the Trust shall have, and there is hereby granted to the Trust, a security interest in all Available Cash distributable to such Shareholder or with respect to such Shares, to the extent of the amount of such withholding tax or other liability or obligation or the cost to the other Shareholders of any reduced deduction of the Trust (as reasonably determined by the Manager). The Trust shall have a right of set-off against any such Distributions of Available Cash in the amount of such withholding tax or other liability or obligation or the cost of such reduced deduction. For purposes of this Trust Agreement, any amount of federal, state or local tax required to be withheld by the Trust with respect to any amount distributable by the Trust to any Shareholder shall be deemed to be a Distribution to such Shareholder and shall reduce the amount otherwise distributable to such Shareholder under this Agreement.

10.  BOARD OF TRUSTEES

     10.1 GENERAL.  Subject to the express  limitations herein or in the Bylaws,
(a) the business and affairs of the Trust shall be managed by or under the direction of the Board of Trustees, and (b) the Board of Trustees shall have full, exclusive and absolute power, control and authority over the Trust Property and over the business of the Trust. The Board of Trustees may take any actions as in its sole judgment and discretion are necessary or desirable to conduct the business of the Trust. This Trust Agreement shall be construed with a presumption in favor of the grant of power and authority to the Board of Trustees. To the fullest extent permitted by law, any construction of this Trust Agreement or determination made in good faith by the Board of Trustees concerning its powers and authority hereunder shall be conclusive. The enumeration and definition of particular powers of the Board of Trustees included in this Article 10 shall in no way be limited or restricted by reference to or inference from the terms of this or any other provision of this Trust Agreement or construed or deemed by inference or otherwise in any manner to exclude or limit the powers conferred upon the Board of Trustees under the general laws of the State of Delaware as now or hereafter in force.

     10.2 POWERS OF THE BOARD OF TRUSTEES. The conduct of the Trust's business shall be controlled solely by the Board of Trustees in accordance with this Trust Agreement and the Bylaws. The Board of Trustees shall have all authority, rights and powers conferred by law and those required or appropriate to the management of the Trust's business without the vote or consent of the Shareholders, the Registered Trustee or any other Person (except as set forth in Sections 10.3 and 11.2 or in a certificate of designation as set forth in, or contemplated by, Section 6.7). The Board of Trustees may delegate its authority to the Manager pursuant to a Management Agreement, whereby, subject to the supervision and control of the Board of Trustees, the Manager shall render or make available to the Trust managerial, investment, advisory and/or related services, office space and other services and facilities (including, if deemed advisable by the Board of Trustees, the management or supervision of the investments of the Trust) upon such terms and conditions as may be provided in such Management Agreement.

     10.3 LIMITATIONS. The Board of Trustees shall not have the authority without a Majority Vote (in which case the Board of Trustees shall have such authority) to incur aggregate financing or leverage (whether secured or unsecured) in excess of 50% of Total Market Value (calculated at the time any additional financing or leverage is incurred) (the "LEVERAGE LIMITATION"). For purposes of this Section 10.3, preferred equity securities issued by the Company or its subsidiaries and outstanding as of November 17, 2003 (collectively the "OUTSTANDING PREFERRED SECURITIES") shall not be deemed to be "financing or leverage" notwithstanding the fact that SFAS 150 or any other existing or future accounting or other governmental rule and regulations would classify Outstanding Preferred Securities as liabilities. In addition, any assets or liabilities required to be consolidated into the Company's financial statements pursuant to FIN 46 or any other existing or future accounting or other governmental rules and regulations shall be factored into the calculation of the Leverage Limitation.

     10.4 AMENDMENTS WITHOUT CONSENT. In addition to any amendments otherwise authorized herein, including, without limitation, pursuant to the definition of "Percentage Interest" and Sections 6.1 and 6.7, this Trust Agreement may be amended from time to time by the Board of Trustees without the consent of the Shareholders or the Registered Trustee (subject to the provisions in this Section 10.4):

          (a) to add to the representations, duties or obligations of the Board of Trustees or the Registered Trustee or their respective Affiliates or surrender any right or power granted to the Board of Trustees or its Affiliates or the Registered Trustee herein, for the benefit of the Shareholders; provided, that no representations, duties or obligations of the Registered Trustee shall be added or right or power granted to the Registered Trustee or its Affiliates surrendered without the Registered Trustee's consent;

          (b) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with law applicable to the Trust as in effect at the time the amendment is adopted, or judicial or administrative interpretations thereof, or with any other provision herein, as long as any such change will not adversely affect the rights of the Shareholders or the Registered Trustee;

          (c) to delete or add any provision of this Trust Agreement required to be so deleted or added by the staff of the Securities and Exchange Commission or by a State "Blue Sky" Commissioner or similar such official, which addition or deletion is deemed by such Commission or state official to be for the benefit or protection of the Shareholders;

          (d) to reflect the addition or substitution of Shareholders or the reduction of Capital Accounts upon the return of capital to Shareholders;

          (e) upon  notice  to all  Shareholders,  to amend  the  provisions  of
Article 9 of this Trust Agreement (i) so as to revise the date upon which each Shareholder's distributive share of Net Income, Net Loss and Distributions is determined and the period of time over which such distributive share relates, provided that in the opinion of the accountants or counsel to the Trust, such amended provisions are not impermissible under applicable federal and/or state income tax legislation, rules or regulations enacted or promulgated thereunder, or administrative pronouncements or interpretations thereof; and (ii) to the minimum extent necessary to take account of any amendments to Section 704 of the Code or the regulations thereunder or any judicial or administrative interpretations thereof;

          (f) to change the name of the Trust to any lawful name which it may select (in which case the Trust shall notify the Registered Trustee of such change in name);

          (g) to take such steps as the Board of Trustees or the Manager determines are advisable or necessary in order to preserve the tax status of the Trust as an Entity which is not taxable as a corporation for federal income tax purposes. The Board of Trustees are each empowered to amend such provisions to the minimum extent necessary or desirable in accordance with the advice of the accountants and/or counsel to comply with any applicable federal or state legislation, rules or regulations enacted or promulgated, administrative pronouncements or interpretations and/or judicial interpretations thereof after the date of this Trust Agreement. Subject to Article 14, the Board of Trustees shall be entitled to rely upon the advice of the accountants or counsel as described above in making such amendment or amendments; and

          (h) to reflect any preferences, covenants or other rights, voting powers, privileges, restrictions, limitations as to dividends or other distributions qualifications and terms and conditions of redemption granted in connection with the issuance of a class or series of Shares not outstanding as of the date of this Trust Agreement.

     Written notice of any amendments to the Trust Agreement shall be provided to the Registered Trustee within ten days of their adoption.

     10.5 NOTICE OF LIMITATION OF LIABILITY. The Board of Trustees or the Manager shall use its best efforts, in the conduct of the Trust's business, to put all suppliers and other Persons with whom the Trust does business on notice that the Shareholders, the Trustees, and the Manager are not liable for the Trust's obligations and that such suppliers and other Persons shall look solely to the assets of the Trust for payment, and all agreements to which the Trust is a party shall include a statement to the effect that the Trust is a statutory trust organized under the Trust Act; but the Board of Trustees or the Manager shall not be liable for any failure to give such notice to such suppliers or other Persons and any failure in giving such notice shall not imply that the Shareholders, the Managing Trustees, the Manager and the Registered Trustee are liable for the Trust's obligations.

     10.6 ACCOUNTING MATTERS. The Board of Trustees or the Manager shall make all decisions as to accounting matters in accordance with the accounting methods adopted by the Trust in accordance with generally accepted accounting principles and procedures applied on a consistent basis. Such party may rely on the Trust's independent certified public accountants to determine whether such decisions are in accordance with generally accepted accounting principles.

     10.7 TAX-MATTERS PARTNER. The Manager is hereby designated as the "Tax Matters Partner" in accordance with Section 6231(a)(7) of the Code and, in connection therewith and in addition to all other powers given thereunder, shall have all other powers needed to fully perform hereunder including, without limitation, the power to retain all attorneys and accountants of its choice and the right to settle any audits without the consent of the Shareholders. The designation made in this Section 10.7 is hereby expressly consented to by each Shareholder as an express condition to becoming a Shareholder.

     10.8 FUNDS AND ASSETS. The Board of Trustees and the Manager shall have a fiduciary responsibility for the safekeeping and use of all funds and assets of the Trust, whether or not in its immediate possession or control, and shall not employ, or permit another to employ, such funds or assets in any manner except for the exclusive benefit of the Trust.

     10.9 DUTIES OF BOARD OF TRUSTEES AND MANAGER AND REGISTERED TRUSTEE. To the extent that, at law or in equity, the Board of Trustees or the Manager or the Registered Trustee, or any Affiliate thereof (each, a "COVERED PERSON") has duties (including fiduciary duties) and liabilities relating thereto to the Trust or to the Shareholders, the Covered Person acting in connection with the Trust's business or affairs shall not be liable to the Trust or to any Shareholder for its good faith reliance on the provisions of this Trust Agreement. The provisions of this Trust Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Trust and the Shareholders to replace such other duties and liabilities of such Covered Person.

     10.10 DISCRETION. Whenever in this Trust Agreement the Board of Trustees or the Manager is permitted or required to make a decision (i) in its "discretion" or under a grant of similar authority, the Board of Trustees and the Manager shall be entitled to consider such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Trust or any other person; or (ii) in its "good faith" or under another express standard, the Board of Trustees and the Manager shall act under such express standard and shall not be subject to any other or different standard imposed by this Trust Agreement or by applicable law.

     10.11 RCC ACQUISITION.

          (a) Notwithstanding any other provision to the contrary in this Trust Agreement or the Bylaws, each Managing Trustee, acting singly or jointly, is hereby authorized and directed, for and in the name of the Trust and without the need for the vote or consent of any Person, to execute, acknowledge, verify, file, record and deliver, and to cause the Trust to perform its obligations under each of the RCC Acquisition Documents (as defined below) to which the Trust is a party and to execute, acknowledge, verify, file, record and deliver, and to cause the Trust or its subsidiaries to perform its obligations under, any and all further documents and instruments, and to do or cause to be done such other and further acts and things for and in the name of the Trust or any of its subsidiaries that the Managing Trustees or any one of them deem necessary or appropriate to effectuate the transactions contemplated by the RCC Acquisition Documents (including, without limitation, the issuance of Shares contemplated therein).

          (b) Notwithstanding any other provision to the contrary in this Trust Agreement or the Bylaws, in connection with the taking or refraining from taking of action by the Trust with respect to any consents, waivers, amendments, approvals, elections or similar actions under or pertaining to any of the RCC Acquisition Documents, that may affect the rights or obligations of any of APH Associates L.P., DLK Associates L.P., Marc Associates, L.P., Related General II L.P. and SJB Associates L.P. or their Affiliates (as defined in the Contribution Agreement) such action may only be taken or omitted pursuant to a majority vote of the Independent Trustees.

          (c)  For  purposes  of  this  Section  10.11,   the  "RCC  ACQUISITION
DOCUMENTS" shall mean collectively the Contribution Agreement and all Collateral Documents (as defined in the Contribution Agreement).

          (d) Notwithstanding any other provisions to the contrary in this Trust Agreement or the Bylaws, the provisions of this Section 10.11 shall be amended only by a majority vote of the Independent Trustees.

11.  RIGHTS AND POWERS OF SHAREHOLDERS

     11.1 CONTROL. Other than as expressly set forth in this Trust Agreement, Shareholders shall have no voting rights and Shareholders shall take no part in any manner in the control, conduct or operation of the Trust and shall have no right or authority to act for or bind the Trust.

     11.2 VOTING RIGHTS. The Shareholders (except Shareholders who by the terms of their Shares have no voting rights) considered together as a single class, have the right by Majority Vote (voting in the manner set forth in the Bylaws), to vote upon:

          (a) without the consent and recommendation of the Board of Trustees:

               (i) subject to the provisions of Section 3.1(d), the removal of Managing Trustees; and

               (ii) the election of Managing Trustees; and

          (b)  with  the  prior  consent  and  recommendation  of the  Board  of
     Trustees:

               (i) the merger, consolidation or conversion of the Trust with or into another Entity;

               (ii) the determination to dissolve the Trust, subject to the provisions of Article 12;

               (iii) amendment of the Trust Agreement, provided such amendment is not otherwise permissible without Shareholder vote under Section
          10.4 or other provisions of this Trust Agreement;

               (iv) subject to the provisions of Article 12, the disposition of Substantially All of the Assets of the Trust in a single disposition, or in multiple dispositions in the same 12-month period (other than in connection with leveraging or other financing permitted pursuant to
          Section 10.3) and

               (v) the determination to incur financing or leverage in excess of that permitted in Section 10.3.

12.  TERMINATION AND DISSOLUTION OF THE TRUST

     12.1 DURATION. The Trust shall continue perpetually unless dissolved pursuant to Section 12.2 or pursuant to any applicable provision of the Trust Act.

     12.2 DISSOLUTION. The Trust may be dissolved as follows:

          (a) The Trust may be dissolved upon the recommendation of the Board of Trustees and the approval of Shareholders by Majority Vote; or

          (b) The Trust may be dissolved by order of a court of competent jurisdiction to judicially dissolve the Trust if it is no longer reasonably practicable to continue the business and affairs of the Trust as contemplated by this Trust Agreement.

     12.3 LIQUIDATION AND DISTRIBUTION OF ASSETS. Upon a dissolution and termination of the Trust for any reason, the Board of Trustees or the Manager shall take full account of the Trust's assets and liabilities, shall liquidate the assets as promptly as is consistent with obtaining the fair value thereof, and shall apply and distribute the proceeds therefrom in the following order:

          (a) first, to the satisfaction to the extent permitted by law (whether by payment or reasonable provision for payment thereof) of obligations of the Trust to creditors of the Trust (other than as set forth in paragraphs (b), (c) and (d) below);

          (b) second, to the repayment of any outstanding loans made by the Manager or its Affiliates to the Trust;

          (c) third, to the payment of expenses of liquidation and the establishment of any Reserves for contingencies; and

          (d) fourth, to the Common Shareholders, in accordance with, and to the extent of, the positive balances in their Capital Accounts after the Net Income or Net Loss (or items thereof) from any Terminating Capital Transaction has been allocated pursuant to the provisions of Section 9.6(b) hereof.

     12.4 TERMINATION OF THE TRUST. Upon dissolution and the completion of the winding up of the affairs of the Trust, the Trust shall be terminated by the executing and filing with the Secretary of State of the State of Delaware by one or more Managing Trustees of a certificate of cancellation of the certificate of trust of the Trust.

13.  SPECIAL POWER OF ATTORNEY

     13.1 GRANT OF POWER OF ATTORNEY. By acquiring Shares, each Shareholder is hereby granting to the Board of Trustees and the Manager a special power of attorney irrevocably making, constituting and appointing the Board of Trustees and the Manager, acting singly or collectively, as the attorney-in-fact for such Shareholder, with power and authority to act in his name and on his behalf to execute, acknowledge and swear to the execution, acknowledgment and filing of documents, which shall include, by way of illustration but not of limitation, the following:

          (a) this Trust Agreement, any separate certificates of trust of the Trust, as well as any amendments to or restatements of the foregoing which, under the laws of the State of Delaware or the laws of any other state, are required to be filed or which the Board of Trustees or the Manager deems to be advisable to file;

          (b)  any  duly  adopted  amendments  or  restatements  of  this  Trust
Agreement;

          (c) any other instrument or document which may be required to be filed by the Trust under the laws of any state or by any governmental agency, or which the Board of Trustees or Manager deems advisable to file; and

          (d) any instrument or document which may be required to effect the continuation of the Trust, the admission of an additional or substituted
Shareholder, or the dissolution and termination of the Trust (provided such continuation, admission or dissolution and termination are in accordance with the terms of this Trust Agreement), or to reflect any reductions in amount of contributions of Shareholders.

     13.2 CHARACTER OF POWER OF ATTORNEY. The special power of attorney being hereby granted by each Shareholder:

          (a) is a special power of attorney coupled with an interest, is irrevocable, shall survive the death, legal incapacity, disability, dissolution, bankruptcy or termination of the granting Shareholder, and is limited to those matters herein set forth;

          (b) may be exercised by the Board of Trustees or the Manager acting for each Shareholder by a facsimile signature of the Managing Trustee, Manager or by one of its officers, or by listing all of the Shareholders executing any instrument with a signature of a Managing Trustee, the Manager or one of its officers acting as its attorney-in-fact; and

          (c) shall survive a Transfer by a Shareholder of all or any portion of his Shares for the sole purpose of enabling the Board of Trustees or the Manager to execute, acknowledge and file any instrument or document necessary to effect such Transfer.

     13.3 RELIANCE. Each Shareholder has executed this special power of attorney, and each Shareholder will rely on the effectiveness of such powers with a view to the orderly administration of the Trust's affairs.

14.  INDEMNIFICATION

     14.1 MANAGING TRUSTEES; EMPLOYEES. To the fullest extent permitted by law, the Trust shall indemnify its present and former Managing Trustees, the Manager and its officers, directors, members, partners and employees and agents (the "INDEMNIFIED Part(y)(ies)") against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the Indemnified Party was material to the matter giving rise to the proceeding and
(i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the Indemnified Party actually received an improper personal benefit in money, property or services, or (c) in the case of any criminal proceeding, the Indemnified Party had reasonable cause to believe that the act or omission was unlawful. In addition, the Trust shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to any present or former Indemnified Party, provided that the Trust first obtains (i) a written affirmation by the Indemnified Party of his or its good-faith belief that he or it has met the standard of conduct necessary for indemnification by the Trust as authorized by the Trust Agreement and (ii) a written statement by him or it or on his or its behalf to repay the amount paid or reimbursed by the Trust if it shall ultimately be determined that the standard of conduct was not met. The Trust shall also provide indemnification and advance expenses to any present or former Indemnified Party who served a predecessor of the Trust in such capacity.

     14.2 THE REGISTERED TRUSTEE. To the fullest extent permitted by law, the Trust shall indemnify and hold harmless the Registered Trustee and its Affiliates, and their respective officers, directors, employees, agents and representatives, (collectively, the "REGISTERED TRUSTEE PERSONS") from and against any and all claims or liabilities (including any environmental liabilities) for which any such Person may become liable by reason of the Registered Trustee's acting in such capacity under the Trust Agreement or arising out of or connected with (i) the Trust, (ii) this Trust Agreement, (iii) any breach of duty owed to the Trust or the Shareholders by a third party or
(iv) any violation or alleged violation of federal or state securities laws. The Trust shall not indemnify such Persons for liabilities resulting from such Persons' own fraud, gross negligence or willful misconduct. In addition, the Trust shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to any present or former Registered Trustee Person, provided that the Trust first obtains (i) a written affirmation by the Registered Trustee Person of his or its good-faith belief that he or it has met the standard of conduct necessary for indemnification by the Trust as authorized by this Trust Agreement and (ii) a written statement by him or it or on his or its behalf to repay the amount paid or reimbursed by the Trust if it shall ultimately be determined that the standard of conduct was not met. The Trust shall also provide indemnification and advance expenses to any present or former Registered Trustee Person who served a predecessor of the Trust in such capacity.

15.  CONCERNING THE REGISTERED TRUSTEE

     15.1 AUTHORITY AND DUTIES OF THE REGISTERED TRUSTEE.

          (a) GENERAL. The Registered Trustee shall have only those rights, authority, powers, responsibilities and duties as set forth in Section 3.2(a).

          (b) LIMITATIONS. Without limiting the generality of Section 15.1(a), the Registered Trustee shall have no duty or liability (i) as to any document contemplated by this Trust Agreement, (ii) to see to any recording or filing of this Trust Agreement, the Bylaws or any document contemplated hereby or any security interest or lien or to see to the maintenance of any such documentation, recording or filing, (iii) to see to any maintenance of or insurance on the Trust Property, (iv) to see to the payment or discharge of any tax, assessment or other governmental charge or any lien assessed or levied against the Trust or any part of the Trust Property or to make or prepare any reports or returns related thereto, (v) to confirm, verify or inquire into the failure of the Board of Trustees or the Manager to exercise or perform any of their respective rights or duties under this Trust Agreement, or (vi) to approve as satisfactory to it or consent to any matter contemplated by this Trust Agreement or any document contemplated hereby.

     15.2 RESIGNATION AND REMOVAL OF THE REGISTERED TRUSTEE.

          (a) GENERAL. The Registered Trustee may resign as of the last business day of any month by giving 60 days' prior notice to the Board of Trustees or the Manager, and the Board of Trustees or the Manager may remove the Registered Trustee as of the last business day of any month on 60 days' prior notice to the Registered Trustee. In the case of the resignation or removal of the Registered Trustee, the Board of Trustees or the Manager shall, without the consent of any Shareholder, appoint a successor Registered Trustee, provided that such successor Registered Trustee shall in all respects satisfy the requirements of
Section 3807 of the Trust Act, or any successor provision. The appointment of the successor Registered Trustee shall take effect concurrently with the resignation or removal of the former Registered Trustee, and, thereupon, the Registered Trustee so resigned or removed shall be fully discharged of its duties and liabilities hereunder, if any. The Registered Trustee shall not be liable for the acts or omissions to act of any successor Registered Trustee.

          (b) FAILURE TO APPOINT SUCCESSOR. If a successor Registered Trustee shall not have been appointed within 60 days after such notice of resignation or removal, the Registered Trustee, the Board of Trustees, the Manager or any Shareholder may apply to any court of competent jurisdiction to appoint a successor Registered Trustee to act until such time, if any, as a successor shall have been appointed as above provided. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a successor Registered Trustee.

          (c) SUCCESSOR BY MERGER. Any Person into which the Registered Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Registered Trustee shall be a party, or any corporation to which substantially all the corporate trust business of the Registered Trustee may be Transferred, shall, subject to such Person satisfying in all respects the requirements of Section 3807 of the Trust Act, be the Registered Trustee hereunder without further act.

          (d) AMENDMENT OF CERTIFICATE OF TRUST. Upon the substitution of the successor Registered Trustee, the Board of Trustees or the Manager shall cause to be filed an amendment along with the successor Registered Trustee to the certificate of trust with the Secretary of State of the State of Delaware in accordance with the provisions of Section 3810 of the Trust Act, indicating the change in the Registered Trustee.

     Except as expressly provided above, all Persons having any claim against the Registered Trustee by reason of the transactions contemplated by this Trust Agreement shall look only to the property and assets of the Trust for payment or satisfaction thereof.

16.  CERTAIN TRANSACTIONS

     Except as may be agreed to in a separate agreement with the Trust, the Trustees, any Shareholder, the Manager and any Affiliate thereof, and any shareholder, officer, director, partner or employee thereof, or any Person owning a legal or beneficial interest therein, may engage in or possess an interest in any other business or venture of every nature and description, independently or with or for the account of others including, but not limited to, investments in revenue bonds or mortgages of any type or instruments backed by or representing a participation interest in revenue bonds or mortgages, and the ownership, financing, leasing, operation, management, brokerage and development of real property. Except for the foregoing proviso, neither the Trustees, any Shareholder, the Manager nor their Affiliates shall be obligated to present to the Trust any particular investment opportunity, regardless of whether such opportunity might be suitable for investment by the Trust, and each Trustee, the Shareholders, the Manager and each Affiliate shall have the right to take for its own account (individually or otherwise) or to recommend to others any such investment opportunity.

17.  MISCELLANEOUS

     17.1 COUNTERPARTS. This Trust Agreement may be executed in several counterparts and all so executed shall constitute one Trust Agreement, binding on all of the parties hereto, notwithstanding that all of the parties are not signatory to the original or the same counterpart.

     17.2 BINDING PROVISIONS. (a) The terms and provisions of this Trust Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the respective parties.

          (b) This Trust Agreement shall become effective only upon the occurrence of Closing (as defined in the Contribution Agreement) under the Contribution Agreement. If Closing does not occur, then the Original Trust Agreement shall remain in effect until and unless the same is further amended or amended and restated in accordance with the terms thereof.

     17.3 SEVERABILITY. In the event any sentence or section of this Trust Agreement is declared by a court of competent jurisdiction to be void, such sentence or section shall be deemed severed from the remainder of the Trust Agreement and the balance of the Trust Agreement shall remain in effect.

     17.4 NOTICES. All notices under this Trust Agreement shall be in writing and shall be given to the party entitled thereto, by personal service or by mail, posted to the address maintained by the Trust for such Person or at such other address as he may specify in writing.

     17.5 HEADINGS. Paragraph titles or captions contained in this Trust Agreement are inserted only as a matter of convenience and for reference. Such titles and captions in no way define, limit, extend or describe the scope of this Trust Agreement or the intent of any provision hereof.

     17.6 MEANINGS. Whenever required by the context hereof, the singular shall include the plural, and vice-versa; and the masculine gender shall include the feminine and neuter genders, and vice-versa.

     17.7 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware (including the Trust Act) applicable to agreements to be made and performed entirely in said State, and the Shares shall be construed in accordance with the laws of the State of Delaware, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws; provided, however, that nothing herein shall affect the obligations of the Trust to comply with federal or state securities laws; and provided further, however, that there shall not be applicable to the Trust, the Board of Trustees, the Registered Trustee or this Trust Agreement any provisions of the laws (statutory or common) of the State of Delaware pertaining to trusts (other than the Trust Act) that relate to or regulate, in a manner inconsistent with the terms hereof (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (ii) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust, (iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (iv) fees or other sums payable to trustees, officers, agents or employees of a trust, (v) the allocation of receipts and expenditures to income or principal, (vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding or investing trust assets, or (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees, which are inconsistent with the limitations or liabilities or authorities and powers of trustees as set forth or referenced in this Trust Agreement. Section 3540 of Title 12 of the Delaware Code shall not apply to the Trust.

     17.8 OTHER JURISDICTIONS. In the event the business of the Trust is carried on or conducted in states in addition to the State of Delaware, then the Board of Trustees and the Shareholders agree that this Trust shall be qualified under the laws of each state in which business is actually conducted by the Trust, and they severally agree to execute such other and further documents as may be required or requested in order that the Board of Trustees or the Manager legally may qualify this Trust to do business in such states. The power of attorney granted to the Board of Trustees and the Manager by each Shareholder in Article 15 shall constitute the authority of the Board of Trustees and the Manager to perform the ministerial duty of qualifying this Trust under the laws of any state in which it is necessary to file documents or instruments of qualification. A Trust office or principal place of business in any jurisdiction (within or without the State of Delaware) may be designated from time to time by the Board of Trustees.

     17.9 POWER TO RECONSTITUTE. In the event that the State of Delaware amends the Trust Act in any manner which precludes the Trust, at any time, from obtaining an opinion of tax counsel to the effect that the Trust will be treated as a partnership for federal income tax purposes and not as an association taxable as a corporation, then the Board of Trustees or the Manager may, in its sole discretion, reconstitute the Trust under the laws of another state.

     17.10 AGREEMENT TO BE BOUND. EVERY PERSON, BY VIRTUE OF HAVING BECOME A SHAREHOLDER IN ACCORDANCE WITH THE TERMS OF THIS TRUST AGREEMENT, SHALL BE

DEEMED TO HAVE EXPRESSLY ASSENTED AND AGREED TO THE TERMS OF, AND SHALL BE BOUND BY, THIS TRUST AGREEMENT.

                            [SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the undersigned have caused these presents to be executed as of the day and year first above written.

MANAGING TRUSTEES:

/S/ STUART J. BOESKY                                    /S/ MARC D. SCHNITZER
--------------------                                    ---------------------
Name:  Stuart J. Boesky                                 Name:  Marc D. Schnitzer

/S/ NATHAN GANTCHER                                     /S/ THOMAS W. WHITE
-------------------                                     -------------------
Name:  Nathan Gantcher                                  Name:  Thomas W. White

/S/ JEROME Y. HALPERN                                   /S/ PETER T. ALLEN
---------------------                                   ------------------
Name:  Jerome Y. Halpern                                Name:  Peter T. Allen

/S/ ROBERT L. LOVERD                                    /S/ JEFF T. BLAU
--------------------                                    ----------------
Name:  Robert L. Loverd                                 Name: Jeff T. Blau

/S/ STEPHEN M. ROSS                                     /S/ ARTHUR P. FISCH
-------------------                                     -------------------
Name:  Stephen M. Ross                                  Name: Arthur P. Fisch

/S/ CHARLES L. EDSON                                    /S/ DENISE L. KILEY
--------------------                                    -------------------
Name: Charles L. Edson                                  Name: Denise L. Kiley

/S/ ALAN P. HIRMES                                      /S/ ROBERT A. MEISTER
------------------                                      ---------------------
Name: Alan P. Hirmes                                    Name: Robert A. Meister

/S/ JANICE COOK ROBERTS
-----------------------
Name:  Janice Cook Roberts


                                          REGISTERED TRUSTEE:

                                          WILMINGTON TRUST COMPANY


                                          By: /S/ RACHEL L. SIMPSON
                                              ---------------------
                                              Name: Rachel L. Simpson
                                              Title: Financial Services Officer

                                   APPENDIX A
                                   ----------

                              AMENDED AND RESTATED

                           CERTIFICATE OF DESIGNATION

                                       OF

             CONVERTIBLE COMMUNITY REINVESTMENT ACT PREFERRED SHARES

                                       OF

                  CHARTER MUNICIPAL MORTGAGE ACCEPTANCE COMPANY


          Pursuant to the Amended and Restated Trust Agreement of Charter Municipal Mortgage Acceptance Company dated September 30, 1997, as amended.

          CHARTER MUNICIPAL MORTGAGE ACCEPTANCE COMPANY, a Delaware business trust created and existing under the Delaware Business Trust Act (the "TRUST"),

          DOES HEREBY CERTIFY:

          That pursuant to the authority expressly vested in the board of trustees of the Trust ("BOARD OF TRUSTEES") by the Amended and Restated Trust Agreement of the Trust, dated September 30, 1997, as amended (the "TRUST AGREEMENT"), the Board of Trustees duly adopted on May 8, 2000 and December 11, 2000 resolutions providing for the amendment of the Trust Agreement creating a class of preferred shares, no par value, of the Trust, with (i) the designations, powers, preferences, (ii) the relative, participating, optional or other special rights, and (iii) the qualifications, limitations or restrictions, set forth below (in addition to those set forth in the Trust Agreement):

1. DESIGNATION AND AMOUNT. The Shares of such class of Preferred Shares shall be designated "Convertible Community Reinvestment Act Preferred Shares" (the "CRA PREFERRED SHARES") and, subject to the Trust Agreement, the number of Shares constituting such class shall be as determined from time to time by the Board of Trustees. The Trust may, from time to time issue CRA Preferred Shares and other securities which are on parity with the CRA Preferred Shares with respect to allocations of CRA Credits (as defined below) ("PARITY SECURITIES").

2.   DISTRIBUTIONS AND EARNINGS.
     --------------------------

     (a) DISTRIBUTIONS. Except as set forth in Section 2.b., the Trust shall pay distributions on each CRA Preferred Share which are the same as the distributions paid on each of the Trust's Common Shares. The distributions shall be declared and paid whenever distributions on the Common Shares are declared and paid. The record date for payment of distributions on the CRA Preferred Shares shall be the same date as for the Common Shares.

     (b) INITIAL DISTRIBUTION. Notwithstanding the terms of Section 2.a., the initial distribution payable upon the issuance of each CRA Preferred Share shall be equal to the quarterly distribution then payable on a Common Share for such period, prorated for the period from the date of issuance of such CRA Preferred Share through the record date for such distribution.

     (c) NON CASH DISTRIBUTIONS. In the event the Trust (i) pays to all holders of Common Shares distributions payable in Common Shares or securities convertible into Common Shares, (ii) issues to all holders of Common Shares of certain rights, options or warrants entitling them to subscribe for or purchase

Common Shares at a price per share less than the fair market value per Common Share, or (iii) distributes to all holders of Common Shares evidences of indebtedness or assets of the Trust, the CRA Preferred Shareholders shall receive for each CRA Preferred Share held the same payment, issuance or distribution payable with respect to each Common Share. For example, in the case of clause (i), if holders of Common Shares are entitled to receive two Common Shares for each Common Share they hold, CRA Preferred Shareholders will receive two Common Shares for each CRA Preferred Share they hold. In connection with the foregoing payments, issuances or distributions, the Board of Trustees, in its sole discretion, shall take whatever actions it considers to be advisable in order that holders of Common Shares and CRA Preferred Shareholders are treated the same for federal income tax purposes.

     (d) EARNINGS. For federal income tax purposes, the Board of Trustees shall allocate to each CRA Preferred Share the same earnings as it allocates to each of the Common Shares, subject to the same proration for distributions set forth in Section 2.b.

3.  LIQUIDATION,  DISSOLUTION OR WINDING UP. The CRA Preferred Shares shall rank
(i) on a parity (pro rata based on the number of CRA Preferred Shares, Common Shares and other equity securities outstanding which rank in parity with respect to rights upon liquidation, dissolution or winding up of the Trust) with the Common Shares and all other equity securities issued by the Trust other than the equity securities referred to in clause (ii); and (ii) junior to all equity securities issued by the Trust whose terms specifically provide, other than with respect to allocations of CRA Credits, that they rank senior to the CRA Preferred Shares. With respect to CRA allocations, the CRA Preferred Shares will rank senior to the Common Shares. The Trust may issue additional Parity Securities.

4.   VOTING RIGHTS.
     -------------

     (a) GENERAL. Except as otherwise specifically provided herein, the holders of CRA Preferred Shares ("CRA PREFERRED Shareholders") shall not be entitled to vote.

     (b) REQUIRED CONSENT. The Trust shall not, without the affirmative vote or consent of the holders of a majority of the outstanding CRA Preferred Shares, amend, alter or repeal the terms of the CRA Preferred Shares or any provisions of the Trust's Trust Agreement that would adversely affect the powers, preferences, privileges or rights of the CRA Preferred Shares.

5.   RIGHTS WITH RESPECT TO CRA CREDIT ALLOCATIONS.
     ---------------------------------------------

     (a) GENERAL. Only CRA Preferred Shares (and Parity Securities) shall be entitled to an allocation of CRA Credits. "CRA Credits" are an allocation of the value of any assets owned directly or indirectly by the Trust ("INVESTMENTS") which a CRA Preferred Shareholder may be able to report under the "investment test" promulgated under the Community Reinvestment Act of 1977, as amended from time to time (the "CRA"). Subject to the terms of this Section 5, each CRA Preferred Share shall be entitled to an allocation of CRA Credits equal to the initial purchase price paid to the Trust for such CRA Preferred Share. CRA allocations shall be undertaken upon each issuance of CRA Preferred Shares (or Parity Securities) and reallocations, if any, shall be undertaken at the end of each quarter. For CRA Credit allocation purposes, Investments shall be valued at their carrying value as of the Trust's most recent calendar quarter.

     (b) INITIAL ALLOCATIONS. Each CRA Preferred Shareholder shall provide to the Trust a certification of its Self Certified Assessment Area. "Self Certified Assessment Area" is the CRA Preferred Shareholder's geographic self certified assessment area or broader statewide or regional area that includes a CRA Preferred Shareholder's self certified assessment area for purposes of the CRA. Upon subscription for CRA Preferred Shares, the Manager on behalf of the Trust shall notify the CRA Preferred Shareholders of the CRA Credits allocated to such Shareholders' CRA Preferred Shares based upon such Shareholder's Self Certified Assessment Area. To the extent that upon the initial issuance of CRA Preferred Shares by the Trust to a CRA Preferred Shareholder, such CRA Preferred Shareholder is not allocated the amount of Investments it has requested and is entitled to receive based on the initial purchase price paid for its CRA Preferred Shares (an "UNALLOCATED SHAREHOLDER"), the Trust shall use its commercially reasonable efforts to acquire Investments after such issuance that satisfy such Unallocated Shareholders' Self Certified Assessment Area. An investor of CRA Preferred Shares which is allocated the amount of Investments which it has requested and is entitled to receive based on the initial purchase price paid for its CRA Preferred Shares is referred to as a "Fully Allocated Shareholder".

     (c) REPLACEMENT ALLOCATIONS. CRA Credits shall not be reallocated except as follows:

          (i) PREPAYMENT, REPAYMENT OR SALE OF ALLOCATED ASSETS. If an Investment comprising a CRA Credit allocated to a CRA Preferred Shareholder is either repaid, prepaid, sold or foreclosed (a "TERMINATED ALLOCATION") within the first 24 months after such Investment is first allocated to a CRA Preferred Shareholder ("INITIAL 24 MONTH PERIOD"), then the Trust shall either reallocate a comparable unallocated Investment to the CRA Preferred Shareholder or use its commercially reasonable efforts to replace the Terminated Allocation with a comparable Investment and have it reallocated to the CRA Preferred Shareholder. However, if a Terminated Allocation occurs after the Initial 24 Month Period, the Trust shall have no obligation to replace the Terminated Allocation with a new Investment although such CRA Preferred Shareholder may choose to receive a reallocation from among any then existing but unallocated Investments, subject to the allocation priorities set forth in Section 5.d.

          (ii) RECLASSIFICATION UPON TRANSFER. If a Fully Allocated Shareholder transfers its CRA Preferred Shares, the transferee shall receive the same allocation of CRA Credits as the Fully Allocated Shareholder had prior to transfer. If an Unallocated Shareholder transfers its CRA Preferred Shares, the transferee shall receive (i) the same allocation of CRA Credits as the Unallocated Shareholder had prior to transfer, and (ii) the same priority that the Unallocated Shareholder had prior to transfer with respect to allocations of CRA Credits which the Unallocated Shareholder has properly requested from the Trust but had not received prior to transfer. Subject to the allocation priorities set forth in Section 5.d., a transferee shall have a one time option to obtain a different allocation of CRA Credits based on any then existing but unallocated Investments.

          (iii) PERMISSIVE REALLOCATIONS; SOURCES OF UNALLOCATED CRA CREDITS. The Trust, in its sole discretion, may allow a CRA Preferred Shareholder to reallocate its CRA Credits to unallocated CRA Credits of the Trust available from the sources set forth below, subject to the allocation priorities set forth in Section 5.d. The sources of unallocated CRA Credits shall be as follows:

               (1) CURRENT INVESTMENTS. Investments currently held by the Trust which are unallocated to any CRA Preferred Shareholders or holders of any Parity Securities.

               (2) NEW INVESTMENTS. New Investments acquired from time to time which are unallocated to any CRA Preferred Shareholders or holders of any Parity Securities.

               (3) CONVERSIONS TO COMMON SHARES. CRA Credits allocated to CRA Preferred Shares that are converted to Common Shares.

          (iv)  MECHANICS  FOR  REALLOCATION.   The  Manager  shall  adopt  such
procedures  as  it  deems  necessary  to  implement  the   reallocation   and/or
replacement allocation rights set forth in this Section 5.

     (d) ALLOCATION PRIORITIES. Unallocated CRA Credits shall be allocated in accordance with the following priorities:

          (i) first, to Unallocated Shareholders;

          (ii) second, to CRA Preferred Shareholders with Terminated Allocations within the Initial 24 Month Period;

          (iii) third, to the transferee of CRA Preferred Shares;

          (iv) fourth, to CRA Preferred Shareholders with Terminated Allocations subsequent to the Initial 24 Month Period; and

          (v) fifth, at the sole discretion of the Trust, the balance to CRA Preferred Shareholders who request reallocations of CRA Credits.

          Within each category set forth above, the Trust shall determine the order in which CRA Preferred Shareholders are entitled to receive allocations of CRA Credits as follows:

               (1) for clause (i) above, priority shall be based on the order in which CRA Preferred Shareholders became Unallocated Shareholders;

               (2) for clauses (ii) and (iv) above, priority shall be based on the order in which a CRA Preferred Shareholder suffers a Terminated Allocation;

               (3) for clause (iii) above, priority shall be based on the order in which CRA Preferred Shares were transferred; and

               (4) for clause (v) above, priority shall be based on the order in which the request for reallocation is actually received by the Trust.

     (e) ALLOCATIONS WITH RESPECT TO SUBSEQUENT PARITY SECURITY OFFERINGS. Shareholders who acquire Parity Securities in a subsequent offering by the Trust shall have the same rights to initial allocation and subsequent reallocation of unallocated CRA Credits as the CRA Preferred Shareholders and other holders of Parity Securities who purchased shares in prior offerings, subject to the allocation priorities set forth in Section 5.d.

6.   CONVERSION.
     ----------

     (a) OPTIONAL RIGHT TO CONVERT; CONVERSION FORMULA. CRA Preferred Shares may be converted into Common Shares at the end of any calendar quarter at the CRA Preferred Shareholder's option. Each CRA Preferred Share shall be convertible into the number of Common Shares or fraction of Common Shares obtained by multiplying the number of CRA Preferred Shares being converted by the following formula: the Offering Price per CRA Preferred Share divided by the Conversion Price. The "OFFERING PRICE" is the price at which the CRA Preferred Shares being converted were sold by the Trust. The "CONVERSION PRICE" shall be equal to the greater of (i) the book value of a Common Share as of, and as set forth in, the Trust's most recently issued annual or quarterly report filed with the Securities and Exchange Commission prior to the date the Offering Price was conclusively determined (the "PRICING DATE"), or (ii) 110% of the closing price of a Common Share on the Pricing Date, as adjusted pursuant to the terms of
Section 6.c.

     (b)  MECHANICS OF CONVERSION; FRACTIONAL SHARES.

          (i) Each CRA Preferred Shareholder who desires to convert its CRA Preferred Shares into Common Shares shall provide notice to the Trust in the form of the Notice of Conversion attached to this Amended and Restated Certificate of Designation (a "CONVERSION NOTICE") via telecopy, hand delivery or other mail or messenger service. The original Conversion Notice and the certificate or certificates representing the CRA Preferred Shares for which conversion is elected, shall be delivered to the Trust by nationally recognized courier, duly endorsed. The date upon which a Conversion Notice is initially received by the Trust shall be a "NOTICE Date."

          The Trust shall use all reasonable efforts to issue and deliver within three (3) business days after the Notice Date, to such CRA Preferred Shareholder at the address of the holder on the books of the Trust, a certificate or certificates for the number of Common Shares to which the holder shall be entitled as set forth herein; provided that the original certificates representing the CRA Preferred Shares to be converted are received by the transfer agent or the Trust within three business days after the Notice Date and the Person or Persons entitled to receive the Common Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Shares on such date such original certificates are received. If the original certificates representing the CRA Preferred Shareholder to be converted are not received by the transfer agent or the Trust within three business days after the Notice Date, the Conversion Notice shall become null and void.

          (ii) If the Conversion Formula results in a CRA Preferred Shareholder being entitled to receive a fractional Common Share with respect to the aggregate CRA Preferred Shares being converted pursuant to a Conversion Notice, in lieu of the issuance of such fractional Common Share, the Trust shall pay to the CRA Preferred Shareholder cash in an amount equal to the Conversion Price multiplied by the fraction representing the fractional share.

     (c)  ADJUSTMENT TO CONVERSION PRICE.
          ------------------------------

          (i) If, prior to the conversion of all CRA Preferred Shares, the number of issued and outstanding Common Shares is increased by a share split or other similar event, the Conversion Price shall be proportionately reduced, or if the number of issued and outstanding Common Shares is decreased by a combination or reclassification of Common Shares or other similar event, the Conversion Price shall be proportionately increased.

          (ii) If, prior to the conversion of all CRA Preferred Shares, the Trust shall be a party to any transaction (including, without limitation, a merger, consolidation, tender offer of all or substantially all of the shares or sale of all or substantially all of the Trust's assets), as a result of which Common Shares shall be converted into the right to receive securities or other property (including cash or any combination thereof), each CRA Preferred Share, if convertible after the consummation of the transaction, shall thereafter be convertible into the kind and amount of shares and other securities and property (including cash or any combination thereof) receivable upon the consummation of such transaction by a holder of that number of Common Shares or fraction thereof into which one CRA Preferred Share was convertible immediately prior to such transaction, assuming such CRA Preferred Shareholder failed to exercise any rights of election to convert (provided that if the kind and amount of stock or beneficial interest, securities and other property so receivable is not the same for each non electing share, the kind and amount so receivable by each non electing share shall be deemed to be the kind and amount received per share by a plurality of non election shares). The Trust may not become a party to any such transaction unless the terms thereof are consistent with the foregoing.

     (d) EFFECT OF CONVERSION ON ALLOCATION OF CRA CREDITS. Upon conversion, CRA Preferred Shareholders shall no longer be entitled to retain the allocation of CRA Credits allocated to the CRA Preferred Shares that were converted to Common Shares. Such CRA Credits shall be allocated to other CRA Preferred Shareholders pursuant to Section 5.

     (e) RESERVATION OF COMMON SHARES ISSUABLE UPON CONVERSION. The Trust shall at all times reserve and keep available out of its authorized but unissued Common Shares, solely for the purpose of effecting the conversion of the CRA Preferred Shares, such number of its Common Shares as shall from time to time be sufficient to effect the conversion of all then outstanding CRA Preferred Shares; and if at any time the number of authorized but unissued Common Shares shall not be sufficient to effect the conversion of all then outstanding CRA
Preferred Shares, will take such action as may be necessary to increase its authorized but unissued Common Shares to such number of Common Shares as shall be sufficient for such purposes.

7. CRA REPORTING. The Trust shall provide to CRA Preferred Shareholders the following reports:

     (a) an initial report within thirty days of the issuance of CRA Preferred Shares which shall set forth specific information regarding the Investment comprising the CRA Credits allocated to each CRA Preferred Shareholder which shall include the name and address of the property underlying such Investment (the "UNDERLYING PROPERTY") and the carrying value of such Investment; and

     (b) quarterly reports within forty five days after the end of each calendar quarter which shall set forth specific information regarding the Investment comprising the CRA Credits allocated to each CRA Preferred Shareholder which shall include the name and address of the Underlying Property, the carrying value of such Investment, data concerning the community served by the Underlying Property, including tenant income limitations, and a brief description of the Underlying Property's development status (i.e., under construction, leasing, or stabilized occupancy).

8. CRA AUDITING ASSISTANCE. The Trust and Manager on behalf of the Trust, shall provide technical support and documentation to assist CRA Preferred Shareholders in preparing for CRA audits and shall attend audit meetings if requested. In the event that such support and documentation is requested, the CRA Preferred Shareholder making the request shall be required to pay all of the Trust's out of pocket expenses associated with such assistance. The Manager shall adopt such procedures and rules as it deems necessary in providing the assistance contemplated in this Section 8.

9.   TRANSFER RESTRICTIONS.
     ---------------------

     (a) LEGEND. The CRA Preferred Shares shall be subject to the restrictions on transfer and each CRA Preferred Share certificate will contain a legend substantially to the following effect:

          THE CRA PREFERRED SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAWS AND THE ISSUER HAS NOT BEEN REGISTERED UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "INVESTMENT COMPANY ACT"). NEITHER SUCH CRA PREFERRED SHARES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM SUCH REGISTRATION. CRA PREFERRED SHARES WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN WHOLE SHARES.

          A CRA PREFERRED SHAREHOLDER MAY NOT TRANSFER LESS THAN 200,000 CRA PREFERRED SHARES, OR, IN THE EVENT THAT SUCH CRA PREFERRED SHAREHOLDER WAS PERMITTED TO PURCHASE AND DID PURCHASE LESS THAN 200,000 CRA PREFERRED SHARES, THE NUMBER OF CRA PREFERRED SHARES SO PURCHASED. UNLESS A TRANSFEROR HAS TRANSFERRED ALL OF ITS CRA PREFERRED SHARES, IT MUST RETAIN NO LESS THAN 200,000 CRA PREFERRED SHARES OR THE AMOUNT OF CRA PREFERRED SHARES INITIALLY ACQUIRED.

          THE HOLDER BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THE CRA PREFERRED SHARES REPRESENTED HEREBY, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY "AFFILIATE" OF THE ISSUER WAS THE OWNER OF SUCH CRA PREFERRED SHARES (OR ANY PREDECESSOR HEREOF), ONLY IN A TRANSFER (A) TO THE ISSUER OR AN INITIAL PURCHASER OR BY, THROUGH, OR IN A TRANSACTION APPROVED BY AN INITIAL PURCHASER, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) SO LONG AS THE CRA PREFERRED SHARES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a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

          ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL TO THE FULLEST EXTENT PERMITTED BY LAW BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY
INSTRUCTION  TO  THE  CONTRARY  TO  THE  ISSUER,   THE  TRANSFER  AGENT  OR  ANY
INTERMEDIARY.

     (b) MINIMUM TRANSFER AMOUNTS. A CRA Preferred Shareholder may not transfer less than (i) 200,000 CRA Preferred Shares, or, (ii) in the event that at the Manager's discretion a CRA Preferred Shareholder was permitted to purchase and did purchase less than 200,000 CRA Preferred Shares, the number of CRA Preferred Shares so purchased. In all events, however, if a transferor has not transferred all of its CRA Preferred Shares, it must retain no less than 200,000 CRA Preferred Shares or the amount of CRA Preferred Shares initially acquired.

10. CAPITALIZED TERMS. Capitalized terms used herein and not otherwise defined are used as defined in the Trust Agreement.

11. SECTION REFERENCES. Unless otherwise stated herein, references to sections shall be deemed to be references to sections of this Amended and Restated Certificate of Designation.

12. GOVERNING LAW. This Amended and Restated Certificate of Designation shall be interpreted in accordance with the terms of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by such laws.

13. CERTIFICATES. Certificates representing CRA Preferred Shares shall include a statement that requires the Trust to furnish to any CRA Preferred Shareholder, upon written request and without charge, a full statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions and other qualifications and terms and conditions of redemption of such CRA Preferred and the differences in the relative rights and preferences between the CRA Preferred Shares to the extent that they have been set and the authority of the Board of Trustees to set the relative rights and preferences of subsequent series of the same class of Shares. Notwithstanding any other provision of the Trust Agreement or the Amended and Restated Bylaws of the Trust (the "TRUST BYLAWS") to the contrary, a certificate representing CRA Preferred Shares shall be validly issued upon the manual signature of any one or more Managing Trustee. Such a certificate need not be countersigned and registered by the Trust's transfer agent and/or registrar. The Managing Trustees, acting individually or collectively, shall execute and deliver certificates representing the CRA Preferred Shares substantially in the form attached hereto as Exhibit A and incorporated herein by reference, together with such modifications thereto as such Managing Trustee or Managing Trustees shall approve (notwithstanding any other provision of the Trust Agreement or Amended and Restated Bylaws of the Trust but subject to the requirements set forth in this Amended and Restated Certificate of Designation), such approval to be conclusively, but not exclusively, evidenced by the execution and delivery thereof by such Managing Trustee or Managing Trustees. To the extent that this Section 13 is inconsistent with the Trust Bylaws, in accordance with Article XIV of the Trust Bylaws, the Trust Bylaws, including
Article VII of the Trust Bylaws, shall be deemed amended for the limited purposes set forth in this Section 13.

                          ANNEX TO AMENDED AND RESTATED
                           CERTIFICATE OF DESIGNATION

                              NOTICE OF CONVERSION


To:  Charter Municipal Mortgage Acceptance Company

     Reference is made to that certain Amended and Restated Certificate of Designation of Convertible Community Reinvestment Act Preferred Shares of Charter Municipal Mortgage Acceptance Company (the "CRA DESIGNATION"). Capitalized terms used but not defined herein shall have the meanings set forth in the CRA Designation. Pursuant to the CRA Designation, the undersigned, being a holder of CRA Preferred Shares (an "EXERCISING HOLDER"), hereby elects to exercise its conversion rights as to a portion or portions of its CRA Preferred Shares, all as specified opposite its signature below:

Dated:                              EXERCISING HOLDER

NUMBER OF CRA PREFERRED SHARES TO    Name ______________________________________
BE CONVERTED TO COMMON SHARES
                                     Signature__________________________________

                                   APPENDIX B

                           CERTIFICATE OF DESIGNATION
                                       of
        SERIES A CONVERTIBLE COMMUNITY REINVESTMENT ACT PREFERRED SHARES
                                       of
                  CHARTER MUNICIPAL MORTGAGE ACCEPTANCE COMPANY

     Pursuant to the Amended and Restated Trust Agreement of Charter Municipal Mortgage Acceptance Company dated September 30, 1997, as amended


     CHARTER MUNICIPAL MORTGAGE ACCEPTANCE COMPANY, a Delaware business trust created and existing under the Delaware Business Trust Act (the "Trust"),

     DOES HEREBY CERTIFY:

     That pursuant to the authority expressly vested in the board of trustees of the Trust ("Board of Trustees") by the Amended and Restated Trust Agreement of the Trust, dated September 30, 1997, as amended (the "Trust Agreement"), the
Board of Trustees duly adopted on June 13, 2002 resolutions providing for the amendment of the Trust Agreement creating a class of Preferred Shares, no par value, of the Trust, with (i) the designations, powers, preferences, (ii) the relative, participating, optional or other special rights, and (iii) the qualifications, limitations or restrictions, set forth below (in addition to those set forth in the Trust Agreement):

     1. DESIGNATION AND AMOUNT. The Shares of such class of Preferred Shares shall be designated "Series A Convertible Community Reinvestment Act Preferred Shares" (the "Series A Convertible CRA Shares") and, subject to the Trust Agreement, the number of Shares constituting such class shall be as determined from time to time by the Board of Trustees. The Trust may, from time to time, issue additional Series A Convertible CRA Shares and has issued, and may from time to time issue, other securities which are on parity with the Series A Convertible CRA Shares with respect to allocations of CRA Credits (as defined below) which includes, but is not limited to, additional already issued and currently outstanding Convertible Community Reinvestment Act Preferred Shares of the Trust (collectively, "Parity Securities").

     2.   DISTRIBUTIONS AND EARNINGS.
          --------------------------

          a. Distributions. Except as set forth in Section 2.b., the Trust shall pay distributions on each Series A Convertible CRA Share which are the same as the distributions paid on each of the Trust's Common Shares. The distributions shall be declared and paid whenever distributions on the Common Shares are declared and paid. The record date for payment of distributions on the Series A Convertible CRA Shares shall be the same date as for the Common Shares.

          b. Initial Distribution. Notwithstanding the terms of Section 2.a., the initial distribution payable on the Series A Convertible CRA Shares shall be equal to the quarterly distribution then payable on the Common Shares, prorated for the period from the date of issuance of the Series A Convertible CRA Shares through the record date for such distribution.

          c. Non-Cash Distributions. In the event the Trust (i) pays to all holders of Common Shares distributions payable in Common Shares or securities convertible into Common Shares, (ii) issues to all holders of Common Shares of certain rights, options or warrants entitling them to subscribe for or purchase Common Shares at a price per share less than the fair market value per Common Share, or (iii) distributes to all holders of Common Shares evidences of indebtedness or assets of the Trust, the Series A Convertible CRA Shareholders shall receive for each Series A Convertible CRA Share held the same payment, issuance or distribution payable with respect to each Common Share. For example, in the case of clause (i), if holders of Common Shares are entitled to receive two Common Shares for each Common Share they hold, Series A Convertible CRA
Shareholders  will receive two Common Shares for each Series A  Convertible  CRA

Share they hold. In connection with the foregoing payments, issuances or distributions, the Board of Trustees, in its sole discretion, shall take whatever actions it considers to be advisable in order that holders of Common Shares and Series A Convertible CRA Shares are treated the same for federal income tax purposes.

          d. Earnings. For federal income tax purposes, the Board of Trustees shall allocate to each Series A Convertible CRA Share the same earnings as it allocates to each of the Common Shares, subject to the same proration for distributions set forth in Section 2.b.

     3. LIQUIDATION, DISSOLUTION OR WINDING UP. The Series A Convertible CRA Shares shall rank (i) on a parity (pro rata based on the number of Series A Convertible CRA Shares, Common Shares, and other equity securities outstanding which rank in parity with respect to rights upon liquidation, dissolution or winding up of the Trust) with the Common Shares and all other equity securities issued by the Trust other than the equity securities referred to in clause (ii); and (ii) junior to all equity securities issued by the Trust whose terms specifically provide, other than with respect to allocations of CRA Credits, that they rank senior to the Series A Convertible CRA Shares. With respect to CRA Credit allocations, the Series A Convertible CRA Shares will rank senior to the Common Shares and on parity with the Convertible CRA Shares and other Parity Securities. The Trust may issue additional Parity Securities.

     4.   VOTING RIGHTS.
          -------------

          a. General.  Except as otherwise  specifically  provided  herein,  the
holders  of  Series  A  Convertible   CRA  Shares  ("Series  A  Convertible  CRA
Shareholders") shall not be entitled to vote.

          b. Required Consent. The Trust shall not, without the affirmative vote or consent of the holders of a majority of the outstanding Series A Convertible CRA Shares, amend, alter or repeal the terms of the Series A Convertible CRA Shares or any provisions of the Trust's Trust Agreement that would adversely affect the powers, preferences, privileges or rights of the Series A Convertible CRA Shares.

     5.   RIGHTS WITH RESPECT TO CRA CREDIT ALLOCATIONS.
          ---------------------------------------------

          a. General. Only Series A Convertible CRA Shares and other Parity Securities shall be entitled to an allocation of CRA Credits. "CRA Credits" are an allocation of the value of any assets owned directly or indirectly by the Trust ("Investments") which a Series A Convertible CRA Shareholder or holder of a Parity Security may be able to report under the "investment test" promulgated under the Community Reinvestment Act of 1977, as amended from time to time (the "CRA"). Subject to the terms of this Section 5, each Series A Convertible CRA Share shall be entitled to an allocation of CRA Credits equal to the initial purchase price paid to the Trust for such Series A Convertible CRA Share. CRA allocations shall be undertaken upon each issuance of Series A Convertible CRA Shares or other Parity Securities and reallocations, if any, shall be undertaken at the end of each quarter. For CRA Credit allocation purposes, Investments shall be valued at their carrying value as of the Trust's most recent calendar quarter.

          b. Initial Allocations. Each Series A Convertible CRA Shareholder shall provide to the Trust a certification of its Self-Defined Assessment Area. "Self-Defined Assessment Area" is the Series A Convertible CRA Shareholder's geographic self-defined assessment area or broader statewide or regional area that includes a Series A Convertible CRA Shareholder's self-defined assessment area for purposes of the CRA. Upon subscription for Series A Convertible CRA Shares, the Manager, on behalf of the Trust, shall notify the Series A Convertible CRA Shareholders of the CRA Credits allocated to such Shareholders' Series A Convertible CRA Shares based upon such Shareholder's Self-Defined Assessment Area. To the extent that upon the initial issuance of Series A Convertible CRA Shares by the Trust to a Series A Convertible CRA Shareholder, such Series A Convertible CRA Shareholder is not allocated the amount of Investments it has requested and is entitled to receive based on the initial purchase price paid for its Series A Convertible CRA Shares (an "Unallocated Shareholder"), the Trust shall use its commercially reasonable efforts to acquire Investments after such issuance that satisfy such Unallocated Shareholders' Self-Defined Assessment Area. An investor of Series A Convertible CRA Shares which is allocated the amount of Investments which it has requested and is entitled to receive based on the initial purchase price paid for its
Series  A  Convertible  CRA  Shares  is  referred  to  as  a  "Fully   Allocated
Shareholder".

          c. Replacement Allocations. CRA Credits shall not be reallocated except as follows:

               i. PREPAYMENT, REPAYMENT OR SALE OF ALLOCATED ASSETS. If an Investment comprising a CRA Credit allocated to a Series A Convertible CRA Shareholder is either repaid, prepaid, sold or foreclosed (a "Terminated Allocation") within the first 24 months after such Investment is first allocated to a Series A Convertible CRA Shareholder ("Initial 24 Month Period"), then the Trust shall either reallocate a comparable unallocated Investment to the Series A Convertible CRA Shareholder or use its commercially reasonable efforts to replace the Terminated Allocation with a comparable Investment and have it reallocated to the Series A Convertible CRA Shareholder. However, if a Terminated Allocation occurs after the Initial 24 Month Period, the Trust shall have no obligation to replace the Terminated Allocation with a new Investment although such Series A Convertible CRA Shareholder may choose to receive a reallocation from among any then existing but unallocated Investments, subject to the allocation priorities set forth in Section 5.d.

               ii. RECLASSIFICATION UPON TRANSFER. If a Fully Allocated Shareholder transfers its Series A Convertible CRA Shares, the transferee shall receive the same allocation of CRA Credits as the Fully Allocated Shareholder had prior to transfer. If an Unallocated Shareholder transfers its Series A Convertible CRA Shares, the transferee shall receive (i) the same allocation of CRA Credits as the Unallocated Shareholder had prior to transfer, and (ii) the same priority that the Unallocated Shareholder had prior to transfer with respect to allocations of CRA Credits which the Unallocated Shareholder has properly requested from the Trust but had not received prior to transfer. Subject to the allocation priorities set forth in Section 5.d., a transferee shall have a one-time option to obtain a different allocation of CRA Credits based on any then existing but unallocated Investments.

               iii. PERMISSIVE REALLOCATIONS; SOURCES OF UNALLOCATED CRA CREDITS. The Trust, in its sole discretion, may allow a Series A Convertible CRA Shareholder to reallocate its CRA Credits to unallocated CRA Credits of the Trust available from the sources set forth below, subject to the allocation priorities set forth in Section 5.d. The sources of unallocated CRA Credits shall be as follows:

     A. CURRENT INVESTMENTS. Investments currently held by the Trust which are unallocated to any Series A Convertible CRA Shareholder or holders of any Parity Securities.

     B. NEW INVESTMENTS. New Investments acquired from time to time which are unallocated to any Series A Convertible CRA Shareholder or holders of any Parity Securities.

     C.             CONVERSIONS  TO COMMON  SHARES.  CRA  Credits  allocated  to
Series A Convertible CRA Shares or Parity Securities that are converted to Common Shares.

               iv.  MECHANICS  FOR  REALLOCATION.  The Manager  shall adopt such
procedures  as  it  deems  necessary  to  implement  the   reallocation   and/or
replacement allocation rights set forth in this Section 5.

          d. Allocation Priorities. Unallocated CRA Credits shall be allocated in accordance with the following priorities:

     (i)       first, to Unallocated Shareholders;

     (ii) second, to Series A Convertible CRA Shareholders and holders of Parity Securities with Terminated Allocations within the Initial 24 Month Period;

     (iii) third, to the transferee of Series A Convertible CRA Shares or Parity Securities;

     (iv) fourth, to Series A Convertible CRA Shareholders and holders of Parity Securities with Terminated Allocations subsequent to the Initial 24 Month Period; and

     (v) fifth, at the sole discretion of the Trust, the balance to Series A Convertible CRA Shareholders and holders of Parity Securities who request reallocations of CRA Credits.

     Within each category set forth above, the Trust shall determine the order in which Series A Convertible CRA Shareholders and holders of Parity Securities are entitled to receive allocations of CRA Credits as follows:

     A. for clause (i) above, priority shall be based on the order in which Series A Convertible CRA Shareholders or holders of Parity Securities became Unallocated Shareholders;

     B. for clauses (ii) and (iv) above, priority shall be based on the order in which a Series A Convertible CRA Shareholder or a holder of a Parity Security suffers a Terminated Allocation;

     C.        for clause (iii) above,  priority  shall be based on the order in
     which  Series  A  Convertible   CRA  Shares  or  Parity   Securities   were
     transferred; and

     D. for clause (v) above, priority shall be based on the order in which the request for reallocation is actually received by the Trust.

          e. Allocations with respect to Subsequent Parity Security Offerings. Shareholders who acquire Parity Securities in a subsequent offering by the Trust shall have the same rights to initial allocation and subsequent reallocation of unallocated CRA Credits as the Series A Convertible CRA Shareholders and other holders of Parity Securities who purchased shares in prior offerings, subject to the allocation priorities set forth in Section 5.d.

     6.   CONVERSION.
          ----------

          a. Optional Right to Convert; Conversion Formula. Series A Convertible CRA Shares may be converted into Common Shares at the end of any calendar quarter (or more frequently at the Trust's discretion upon not less than fourteen (14) days written notice) at the Series A Convertible CRA Shareholder's option on a one-to-one ratio as adjusted pursuant to the terms of Section 6.c.

          b.   Mechanics of Conversion; Fractional Shares.

               i. Each Series A Convertible CRA Shareholder who desires to convert its Series A Convertible CRA Shares into Common Shares shall provide notice to the Trust in the form of the Notice of Conversion attached to this Certificate of Designation (a "Conversion Notice") via telecopy, hand delivery or other mail or messenger service. The original Conversion Notice and the certificate or certificates representing the Series A Convertible CRA Shares for which conversion is elected, shall be delivered to the Trust by nationally recognized courier, duly endorsed. The date upon which a Conversion Notice is initially received by the Trust shall be a "Notice Date."

     The Trust shall use all reasonable efforts to issue and deliver within three (3) business days after the Notice Date, to such Series A Convertible CRA Shareholder at the address of the holder on the books of the Trust, a certificate or certificates for the number of Common Shares to which the holder shall be entitled as set forth herein; provided that the original certificates representing the Series A Convertible CRA Shares to be converted are received by the transfer agent or the Trust within three business days after the Notice Date and the Person or Persons entitled to receive the Common Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Shares on such date such original certificates are received. If the original certificates representing the Series A Convertible CRA Shareholder to be converted are not received by the transfer agent or the Trust within three business days after the Notice Date, the Conversion Notice shall become null and void.

               ii. If the Conversion Ratio results in a Series A Convertible CRA Shareholder being entitled to receive a fractional Common Share with respect to the aggregate Series A Convertible CRA Shares being converted pursuant to a Conversion Notice, in lieu of the issuance of such fractional Common Share,

Trust shall pay to the Series A CRA Shareholder cash in an amount equal to the price of a Common Share on the date of the Conversion Notice multiplied by the fraction representing the fractional share.

          c. Adjustment to Conversion Ratio.

               i. If, prior to the conversion of all Series A Convertible CRA Shares, the number of issued and outstanding Common Shares is increased by a share split or other similar event, the conversion ratio shall be proportionately increased, or if the number of issued and outstanding Common Shares is decreased by a combination or reclassification of Common Shares or other similar event, the conversion ratio shall be proportionately decreased.

               ii. If, prior to the conversion of all Series A Convertible CRA Shares, the Trust shall be a party to any transaction (including, without limitation, a merger, consolidation, tender offer of all or substantially all of the shares or sale of all or substantially all of the Trust's assets), as a result of which Common Shares shall be converted into the right to receive securities or other property (including cash or any combination thereof), each Series A Convertible CRA Share, if convertible after the consummation of the transaction, shall thereafter be convertible into the kind and amount of shares and other securities and property (including cash or any combination thereof) receivable upon the consummation of such transaction by a holder of that number of Common Shares or fraction thereof into which one Series A Convertible CRA Share was convertible immediately prior to such transaction, assuming such Series A Convertible CRA Shareholder failed to exercise any rights of election to convert (provided that if the kind and amount of stock or beneficial interest, securities and other property so receivable is not the same for each non-electing share, the kind and amount so receivable by each non-electing share shall be deemed to be the kind and amount received per share by a plurality of non-election shares). The Trust may not become a party to any such transaction unless the terms thereof are consistent with the foregoing.

          d. Effect of Conversion on Allocation of CRA Credits. Upon conversion, Series A Convertible CRA Shareholders shall no longer be entitled to retain the allocation of CRA Credits allocated to the Series A Convertible CRA Shares that were converted to Common Shares. Such CRA Credits shall be allocated to other Series A Convertible CRA Shareholders and holders of Parity Securities pursuant to Section 5.

          e. Conversion into Common Shares. Upon conversion of the Series A Convertible CRA Shares in accordance with this Certificate of Designation and the issuance of a certificate or certificates for the number of Common Shares to which the Series A Convertible CRA Shareholder shall be entitled as set forth herein, such Series A Convertible CRA Shares shall be deemed automatically canceled and shall cease to be issued or outstanding. The conversion of Series A Convertible CRA Shares into Common Shares is hereby authorized and the Common Shares issued upon conversion shall be fully paid and nonassessable undivided beneficial interests in the assets of the Trust. The number of issued and outstanding Shares (as defined in the Trust Agreement) shall not be deemed to have increased solely as a result of a conversion of Series A Convertible CRA Shares in accordance with this Certificate of Designation. For avoidance of doubt and by way of illustration, if there are 100 issued and outstanding Shares, 50 of which are Series A Convertible CRA Shares and 50 of which are Common Shares, then upon a conversion of one Series A Convertible CRA Share to a Common Share in accordance with this Certificate of Designation, there would still be only 100 issued and outstanding Shares, 49 of which are Series A Convertible CRA Shares and 51 of which are Common Shares.

     7. CRA REPORTING. The Trust shall provide to each Series A Convertible CRA Shareholder the following reports:

               i. an initial report within thirty days of the issuance of Series A Convertible CRA Shares which shall set forth specific information regarding the Investment comprising the CRA Credits allocated to each Series A Convertible CRA Shareholder which shall include the name and address of the property underlying such Investment (the "Underlying Property"), the carrying value of such Investment and data concerning the community served by the Underlying Property, including tenant income limitations, and a brief description of the Underlying Property's development status (i.e., under construction, leasing, or stabilized occupancy); and

               ii. quarterly reports within forty-five days after the end of each calendar quarter which shall set forth specific information regarding the Investment comprising the CRA Credits allocated to each Series A Convertible CRA Shareholder, such as the name and address of the Underlying Property, the carrying value of the Investment allocated to such Series A Convertible CRA Shareholder and updated information on the Underlying Property's construction and physical occupancy status.

     8. CRA AUDITING ASSISTANCE. The Manager, on behalf of the Trust, shall provide technical support and documentation to assist Series A Convertible CRA Shareholders in preparing for CRA audits and shall attend audit meetings if requested. In the event that such support and documentation is requested, the Series A Convertible CRA Shareholder making the request shall be required to pay all of the Trust's out-of-pocket expenses associated with such assistance. The Manager shall adopt such procedures and rules as it deems necessary in providing the assistance contemplated in this Section 8.

     9.   TRANSFER RESTRICTIONS.
          ---------------------

          a.   Legend.

               i.   PUBLIC OFFERING OF SERIES A CONVERTIBLE CRA SHARES
                    --------------------------------------------------

     The Series A Convertible CRA Shares offered in a public offering shall be subject to restrictions on transfer as set forth in this Certificate of Designation and each Series A Convertible CRA Share certificate will contain a legend which substantially to the following effect:

     THE SERIES A CONVERTIBLE COMMUNITY REINVESTMENT ACT PREFERRED SHARES REPRESENTED HEREBY WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN WHOLE SHARES. OTHER TRANSFER RESTRICTIONS, INCLUDING MINIMUM TRANSFER AMOUNTS, ARE SET FORTH IN THE CERTIFICATE OF DESIGNATION.

               ii.  PRIVATE OFFERING PURSUANT TO 144A
                    ---------------------------------

     The Series A Convertible CRA Shares offered in a private offering pursuant to 144A of the Securities Act of 1933, as amended, shall be subject to restrictions on transfer as set forth in this Certificate of Designation, and each Series A Convertible CRA Share certificate will contain a legend which substantially to the following effect:

     THE SERIES A CONVERTIBLE COMMUNITY REINVESTMENT ACT PREFERRED SHARES (THE "SERIES A CONVERTIBLE CRA SHARES") REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAWS AND THE ISSUER HAS NOT BEEN REGISTERED UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "INVESTMENT COMPANY ACT"). NEITHER SUCH SERIES A CONVERTIBLE CRA SHARES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM SUCH REGISTRATION. SERIES A CONVERTIBLE CRA SHARES WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN WHOLE SHARES.

     A SERIES A CONVERTIBLE CRA SHAREHOLDER MAY NOT TRANSFER LESS THAN 200,000 SERIES A CONVERTIBLE CRA SHARES, OR, IN THE EVENT THAT SUCH SERIES A CONVERTIBLE CRA SHAREHOLDER WAS PERMITTED TO PURCHASE AND DID PURCHASE LESS THAN 200,000 SERIES A CONVERTIBLE CRA SHARES, THE NUMBER OF SERIES A CONVERTIBLE CRA SHARES SO PURCHASED. UNLESS A TRANSFEROR HAS TRANSFERRED ALL OF ITS SERIES A CONVERTIBLE CRA SHARES, IT MUST RETAIN NO LESS THAN 200,000 SERIES A CONVERTIBLE CRA SHARES OR THE AMOUNT OF SERIES A CONVERTIBLE CRA SHARES INITIALLY ACQUIRED.

     THE HOLDER BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THE SERIES A CONVERTIBLE CRA SHARES REPRESENTED HEREBY, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY "AFFILIATE" OF THE ISSUER WAS THE OWNER OF SUCH SERIES A CONVERTIBLE CRA SHARES (OR ANY PREDECESSOR HEREOF), ONLY IN A TRANSFER (A) TO THE ISSUER OR AN INITIAL PURCHASER OR BY, THROUGH, OR IN A TRANSACTION APPROVED BY AN INITIAL PURCHASER, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) SO LONG AS THE SERIES A CONVERTIBLE CRA SHARES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a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

     ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL TO THE FULLEST EXTENT PERMITTED BY LAW BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTION TO THE CONTRARY TO THE ISSUER, THE TRANSFER AGENT OR ANY INTERMEDIARY.

          b. Minimum Transfer Amounts. A Series A Convertible CRA Shareholder may not transfer, at any time, less than (i) 200,000 Series A Convertible CRA Shares, or, (ii) in the event that at the Manager's discretion a Series A Convertible CRA Shareholder was permitted to purchase and did purchase less than 200,000 Series A Convertible CRA Shares, the number of Series A Convertible CRA Shares so purchased. In all events, however, if a transferor has not transferred all of its Series A Convertible CRA Shares, it must retain no less than 200,000 Series A Convertible CRA Shares or the amount of Series A Convertible CRA Shares initially acquired.

     10. CAPITALIZED TERMS. Capitalized terms used herein and not otherwise defined are used as defined in the Trust Agreement.

     11. SECTION REFERENCES. Unless otherwise stated herein, references to sections shall be deemed to be references to sections of this Certificate of Designation.

     12. GOVERNING LAW. This Certificate of Designation shall be interpreted in accordance with the terms of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by such laws.

     13. CERTIFICATES. Certificates representing Series A Convertible CRA Shares shall include a statement that requires the Trust to furnish to any Series A Convertible CRA Shareholder, upon written request and without charge, a full statement of (i) any restrictions, limitations, preferences or redemption provisions concerning the Series A Convertible CRA Shares and (ii) the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, and other qualifications and terms and conditions of redemption of such Series A Convertible CRA Shares and the authority of the Board of Trustees to set the relative rights and preferences of subsequent series of Series A Convertible CRA Shares. Notwithstanding any other provision of the Trust Agreement or the Amended and Restated Bylaws of the Trust (the "Trust Bylaws") to the contrary, a certificate representing Series A Convertible CRA Shares shall be validly issued upon the manual signature of any one or more Managing Trustee. Such a certificate need not be countersigned and registered by the Trust's transfer agent and/or registrar. The Managing Trustees, acting individually or collectively, shall execute and deliver certificates representing the Series A Convertible CRA Shares substantially in the form attached hereto as Exhibit A and incorporated herein by reference, together with such modifications thereto as such Managing Trustee or Managing Trustees shall approve (notwithstanding any other provision of the Trust Agreement or Amended and Restated Bylaws of the Trust but subject to the requirements set forth in this Certificate of Designation), such approval to be conclusively, but not exclusively, evidenced by the execution and delivery thereof by such Managing Trustee or Managing Trustees. To the extent that this
Section 13 is inconsistent with the Trust Bylaws, in accordance with Article XIV of the Trust Bylaws, the Trust Bylaws, including Article VII of the Trust
Bylaws,  shall be deemed  amended  for the  limited  purposes  set forth in this
Section 13.

                                    ANNEX TO
                                    --------
                           CERTIFICATE OF DESIGNATION
                           --------------------------

                              NOTICE OF CONVERSION
                              --------------------

To:  Charter Municipal Mortgage Acceptance Company

     Reference is made to that certain Certificate of Designation of Series A Convertible Community Reinvestment Act Preferred Shares Series A Convertible CRA Shares of Charter Municipal Mortgage Acceptance Company (the "CRA Designation"). Capitalized terms used but not defined herein shall have the meanings set forth in the CRA Designation. Pursuant to the CRA Designation, the undersigned, being a holder of Series A Convertible CRA Shares (an "Exercising Holder"), hereby elects to exercise its conversion rights as to a portion or portions of its Series A Convertible CRA Shares, all as specified opposite its signature below:

Dated:






                                                NUMBER OF SERIES A CONVERTIBLE
                                                CRA SHARES TO BE CONVERTED TO
             EXERCISING HOLDER                           COMMON SHARES
             -----------------                           -------------
  Name                                  Signature


                                        ----------------------------------------

                                   APPENDIX C
                                   ----------

                           CERTIFICATE OF DESIGNATION
                                       OF
                         SPECIAL PREFERRED VOTING SHARES
                                       OF
                                   CHARTERMAC

          Pursuant to the Second Amended and Restated Trust Agreement of CharterMac dated November 17, 2003, as amended from time to time (the "TRUST AGREEMENT"),

          CHARTERMAC, a Delaware statutory trust (the "TRUST") created and existing under the Delaware Statutory Trust Act (the "TRUST ACT"),

          DOES HEREBY CERTIFY:

          That pursuant to the authority expressly vested in the Board of Trustees of the Trust (the "BOARD OF TRUSTEES") by the Trust Agreement, the Board of Trustees duly adopted on December 17, 2002, resolutions providing for the creation of a class of Preferred Shares of the Trust with (i) the designations, powers, preferences, (ii) the relative, participating, optional or other special rights, and (iii) the qualifications, limitations or restrictions, set forth below (in addition to those set forth in the Trust Agreement):

14. DESIGNATION AND AMOUNT. The shares of such class of Preferred Shares shall be designated "Special Preferred Voting Shares" (the "SPECIAL PREFERRED VOTING SHARES") and the number of shares constituting such class shall equal the aggregate number of Special Preferred Voting Shares purchased under and pursuant to the Special Preferred Voting Shares Purchase Agreement dated as of November 17, 2003, as amended from time to time, among the Trust and the purchasers identified therein. The Special Preferred Voting Shares shall not have any Percentage Interest (as defined in the Trust Agreement) and shall not be entitled to any allocation of income, gain or loss, except in connection with transactions of the type from which a Special Preferred Voting Shareholder is entitled to distributions in accordance with Section 2.

15. DISTRIBUTIONS. Except for amounts payable upon redemption of Special Preferred Voting Shares or upon dissolution, liquidation and winding up of the Trust as provided in Sections 3 and 4 hereof, the holders of Special Preferred Voting Shares ("SPECIAL PREFERRED VOTING SHAREHOLDERS") shall not be entitled to any distributions.

16. REDEMPTION. If a Special Preferred Voting Shareholder exercises or is required to exercise the Exchange Right (as defined in the Exchange Rights Agreement dated as of November 17, 2003, as amended from time to time, among CharterMac Capital Company, LLC ("CCC") and the investor members identified therein, the "EXCHANGE RIGHTS AGREEMENT") with respect to any or all of the CCC Units held by such Special Preferred Voting Shareholder, for each CCC Unit being exchanged the Trust may, by written notice to the Special Preferred Voting Shareholder, require such Special Preferred Voting Shareholder to surrender one Special Preferred Voting Share for redemption by the Trust at a redemption price of $.01 per Special Preferred Voting Share (the "REDEMPTION PRICE"). Upon the later of the giving of notice by the Trust pursuant to this Section 3 and the date of the exchange of such CCC Units pursuant to the Exchange Rights Agreement, the Special Preferred Voting Shares to be redeemed shall be deemed not to be outstanding and all voting rights under Section 5 hereof with respect to such Special Preferred Voting Shares shall cease.

17.  DISSOLUTION, LIQUIDATION AND WINDING UP.
     ---------------------------------------

     (a) PRIORITY. Subject to Section 4(b) hereof, upon any dissolution, liquidation and winding up of the Trust, whether voluntary or involuntary, each Special Preferred Voting Shareholder shall be entitled to receive, in respect of each Special Preferred Voting Share, prior and in preference to any distribution of any assets of the Trust to any holder of Common Shares but junior to holders of all equity securities issued by the Trust whose terms provide that they rank senior to the Common Shares in rights to distributions on dissolution, liquidation and winding up, an amount equal to the Redemption Price (such aggregate amount being referred to herein as the "LIQUIDATION AMOUNT").

     (b) RATABLE DISTRIBUTIONS. If upon any dissolution, liquidation and winding up of the Trust, the assets of the Trust available for distribution to Special Preferred Voting Shareholders are insufficient to permit payment of the Liquidation Amount to each Special Preferred Voting Shareholder, the Special Preferred Voting Shareholders shall share ratably in any distribution of the assets of the Trust based on the respective amounts which would be payable to them in respect of the Special Preferred Voting Shares held by them upon such distribution pursuant to this Section 4 if all amounts payable on or with respect to such shares were paid in full.

18.  VOTING RIGHTS.
     -------------

     (a) GENERAL. Each Special Preferred Voting Share shall entitle the holder thereof to one vote on the matters set forth in Section 5(b) hereof; provided, however, that (i) if an Exchange Factor Event (as defined in the Exchange Rights Agreement) shall occur, then the number of votes that each Special Preferred Voting Shareholder shall have with respect to each Special Preferred Voting Share on any matter to be voted on as a class with the holders of Common Shares shall equal one vote per share multiplied by the Exchange Factor (as defined in the Exchange Rights Agreement) and (ii) if the Trust issues any securities having voting rights to all Common Shareholders, other than Common Shares, each Special Preferred Voting Share shall also entitle the Special Preferred Voting Shareholder to such voting rights as are equal to the voting rights attendant to the security or securities issued to the Common Shareholders in respect of each Common Share.

     (b) VOTE WITH COMMON. The Special Preferred Voting Shareholders shall be entitled to vote together with the holders of Common Shares (as one class) on any and all matters on which the holders of the Common Shares are entitled to vote under the Trust Agreement and the Trust Act or on any other matter on which the holders of the Common Shares are entitled to vote.

     (c) REQUIRED CONSENT. The Trust shall not, without the affirmative vote or consent of the holders of a majority of the outstanding Special Preferred Voting Shares, amend, alter or repeal the terms of the Special Preferred Voting Shares or any provisions of the Trust Agreement that would adversely affect the powers, preferences, privileges or rights of the Special Preferred Voting Shares.

     (d) NUMBER AND NOMINATION OF NON-INDEPENDENT TRUSTEES; VACANCIES. So long as the holders of the Special Preferred Voting Shares continue to own in the aggregate 7.5% or more of the outstanding voting securities of the Trust, (i) the number of non-Independent trustees on the Board of Trustees of the Trust shall be at least six (6) (such that consistent with the requirements of Section 3 of the Trust Agreement, which requires that at least a majority of the Managing Trustees by at least (x) one trustee while Mr. Thomas M. White is on the Board of Trustees and (y) two trustees if Mr. White is not on the Board of Trustees shall be Independent Trustees, the whole Board of Trustees during this period shall consist of not less than thirteen (13) Managing Trustees while Mr. White is on the Board of Trustees and fourteen (14) Managing Trustees if Mr. White is not on the Board of Trustees) and (ii) the holders of a majority of the outstanding Special Preferred Voting Shares shall have the right, in lieu of the Board of Trustees or a nominating committee thereof, (A) to nominate for election to the Board of Trustees of the Company any non-Independent Trustees to be elected at any annual or special meeting of the Shareholders of the Trust and
(B) to elect any non-Independent Trustee to fill any vacancy in the non-Independent Trustees on the Board of Trustees; provided, however, that this power of nomination shall not (x) affect the rights of the Common Shareholders to nominate persons to serve as Managing Trustees of the Trust and (y) apply to the extent inconsistent with applicable laws or regulations of any governmental authority or the rules of any national securities exchange (or, as applicable, Nasdaq or any successor thereto) on which the Trust's voting securities are listed.

19.  TRANSFER RESTRICTIONS.
     ---------------------

     (a) GENERALLY. A Special Preferred Voting Shareholder may not, without the prior written consent of a majority of the Independent Trustees (which may be granted or withheld in their sole discretion), Transfer (as defined herein) all or any portion of its Special Preferred Voting Shares, except in accordance with the terms and conditions of this Section 6. To the fullest extent permitted by law, any Transfer or purported Transfer of Special Preferred Voting Shares not made in accordance with this Section 6 shall be null and void.

     (b) INCAPACITY. If a Special Preferred Voting Shareholder is Incapacitated (as defined herein), the executor, administrator, trustee, committee, guardian, conservator or receiver of such Special Preferred Voting Shareholder's estate shall have all of the rights of a Special Preferred Voting Shareholder, but not more rights than those enjoyed by other Special Preferred Voting Shareholders, for the purpose of settling or managing the estate and such power as the Incapacitated Special Preferred Voting Shareholder possessed to Transfer all or any part of his or its Special Preferred Voting Shares.

     (c) PERMITTED TRANSFERS. Notwithstanding Section 6(a) hereof, a Special Preferred Voting Shareholder may Transfer all or any portion of its Special Preferred Voting Shares (i) to an Affiliate (as defined herein) of the Special Preferred Voting Shareholder or (ii) with respect to pledges permitted pursuant to each Special Preferred Voting Shareholder's respective Lock-Up Agreement (as defined herein), if any. Notwithstanding the foregoing, the consent of a majority of the Independent Trustees shall be required and may be withheld in their sole and absolute discretion if a Transfer (w) would cause the number of Special Preferred Voting Shareholders and assignees of such Special Preferred Voting Shares to exceed ninety-nine, (x) would violate then applicable federal or state securities laws, rules or regulations, (y) would result in the Trust being treated as an association taxable as a corporation for federal income tax purposes or (z) would be to any Person who holds, or who would have the right to hold as a result of such Transfer, more than 10% of the Common Shares other than an Affiliate. Consent by the Independent Trustees to the Transfer of Special Preferred Voting Shares by a Special Preferred Voting Shareholder pursuant to this Section 6(c) shall also be deemed to be consent under the Amended and Restated Operating Agreement to the concurrent transfer to the same Person of the same number of Special Common Units.

     (d) DEFINITIONS. For purposes of this Section 6:

          (i) "AFFILIATE" means,

               (1) with respect to any individual Person, (A) such Person's spouse, parents, parents-in-law, lineal descendents, nephews, nieces, brothers, sisters, brothers-in-law, sisters-in-law, stepchildren, sons-in-law and daughters-in-law or their respective spouses; (B) any corporation, limited partnership or limited liability company in which all of the shares, partnership interests or membership interests are owned by such Person or the persons listed in (A); (C) in the case of the death of such Persons or the persons listed in
(A), a transfer by will or by the laws of intestate succession to executors, administrators, testamentary trustees, legatees or beneficiaries; and (D) trusts, the only beneficiaries of which are listed in (A), (B) or (C) and/or are charitable organizations; and

               (2) with respect to any Entity, any Person which, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, any such Entity. The term "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     The term "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          (ii) "ENTITY" means any general partnership, limited partnership, corporation, joint venture, trust, business trust, statutory trust, real estate investment trust, limited liability company, limited liability partnership, cooperative, association or other legal entity.

          (iii) "INCAPACITY" or "INCAPACITATED" means, (A) as to any individual Special Preferred Voting Shareholder, death, total physical disability or entry by a court of competent jurisdiction adjudicating him incompetent to manage his person or his estate; (B) as to any corporation which is a Special Preferred Voting Shareholder, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter; (C) as to any partnership which is a Special Preferred Voting Shareholder, the dissolution and commencement of winding up of the partnership; (D) as to any estate which is a Special Preferred Voting Shareholder, the distribution by the fiduciary of the estate's entire interest in the Trust; (E) as to any trustee of a trust which is a Special Preferred Voting Shareholder, the termination of the trust (but not the substitution of a new trustee); or (F) as to any Special Preferred Voting Shareholder, the bankruptcy of such Special Preferred Voting Shareholder, which shall be deemed to have occurred when:

               (1)  the  Special  Preferred  Voting   Shareholder   commences  a
voluntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect;

               (2) the Special Preferred Voting Shareholder is adjudged as bankrupt or insolvent, or a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Special Preferred Voting Shareholder;

               (3)  the  Special  Preferred  Voting  Shareholder   executes  and
delivers a general assignment for the benefit of the Special Preferred Voting Shareholder's creditors;

               (4) the Special Preferred Voting Shareholder files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Special Preferred Voting Shareholder in any proceeding of the nature described in clause (2) above;

               (5) the Special Preferred Voting Shareholder seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Special Preferred Voting Shareholder or for all or any substantial part of the Special Preferred Voting Shareholder's properties;

               (6) any proceeding seeking liquidation, reorganization or other relief of or against such Special Preferred Voting Shareholder under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within one hundred twenty (120) days after the commencement thereof;

               (7)  the  appointment   without  the  Special   Preferred  Voting
Shareholder's consent or acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within ninety (90) days of such appointment; or

               (8) an appointment referred to in clause (7) above which has been stayed is not vacated within ninety (90) days after the expiration of any such stay.

          (iv) "LOCK-UP AGREEMENT" means those certain Lock-Up Agreements from each Special Preferred Voting Shareholder in favor of CCC and the Trust relating to, among other things, the Special Preferred Voting Shares (as amended from time to time).

          (v)  "PERSON" means an individual or any Entity.

          (vi) "TRANSFER" when used in this Section 6, as a noun, means any sale, assignment, conveyance, pledge, hypothecation, gift, encumbrance or other transfer, and as a verb, means to sell, assign, convey, pledge, hypothecate, give, encumber or otherwise transfer.

20. CAPITALIZED TERMS. Capitalized terms used herein and not otherwise defined are used as defined in the Trust Agreement.

21. SECTION REFERENCES. Unless otherwise stated herein, references to sections shall be deemed to be references to sections of this Certificate of Designation.

22. GOVERNING LAW. This Certificate of Designation shall be interpreted in accordance with the terms of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by such laws.

23.  CERTIFICATES.
     ------------

     (a) LEGEND. Each Special Preferred Voting Share certificate will contain a legend substantially to the following effect:

          THE SPECIAL PREFERRED VOTING SHARES REPRESENTED HEREBY (THE "SHARES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAWS AND THE ISSUER HAS NOT BEEN REGISTERED UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "INVESTMENT COMPANY ACT"). NEITHER THE SHARES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM SUCH REGISTRATION. THE SHARES ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN THE CERTIFICATE OF DESIGNATION OF SPECIAL PREFERRED VOTING SHARES OF CHARTERMAC (THE "COMPANY") (THE "CERTIFICATE OF DESIGNATION").

          THE COMPANY SHALL FURNISH TO ANY HOLDER OF SPECIAL PREFERRED VOTING SHARES, UPON WRITTEN REQUEST AND WITHOUT CHARGE, THE CERTIFICATE OF DESIGNATION WHICH SETS FORTH A FULL STATEMENT OF THE DESIGNATIONS, POWERS, PREFERENCES, RIGHTS, QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS OF THE SPECIAL PREFERRED VOTING SHARES.

     (b) EXECUTION OF CERTIFICATES. Notwithstanding any other provision of the Trust Agreement or the Second Amended and Restated Bylaws of the Trust, as amended from time to time (the "TRUST BYLAWS") to the contrary, a certificate representing Special Preferred Voting Shares shall be validly issued upon the manual signature of any one or more Managing Trustee. Such a certificate need not be countersigned and registered by the Trust's transfer agent and/or registrar. The Managing Trustees, acting individually or collectively, shall execute and deliver certificates representing the Special Preferred Voting Shares substantially in the form attached hereto as Exhibit A and incorporated herein by reference, together with such modifications thereto as such Managing Trustee or Managing Trustees shall approve (notwithstanding any other provision of the Trust Agreement or the Trust Bylaws but subject to the requirements set forth in this Certificate of Designation), such approval to be conclusively, but not exclusively, evidenced by the execution and delivery thereof by such Managing Trustee or Managing Trustees. To the extent that this Section 10 is inconsistent with the Trust Bylaws, in accordance with Article XIV of the Trust Bylaws, the Trust Bylaws, including Article VII of the Trust Bylaws, shall be deemed amended for the limited purposes set forth in this Section 10.

24.  EFFECT ON VOTING RIGHTS OF CERTAIN TRANSACTIONS
     -----------------------------------------------

     (a) In connection with any transaction (including but not limited to any CharterMac Extraordinary Transaction (as defined in the Amended and Restated Operating Agreement)) in which holders of Common Shares are issued voting securities of any Person other than the Trust, the issuer of such voting securities must concurrently issue in exchange for (and upon surrender of) each Special Preferred Voting Share securities having the same voting rights as the voting securities issued in respect of each Common Share.

     (b) If, in connection with a CharterMac Extraordinary Transaction, Common Shareholders receive only cash, property (other than securities) or non-voting securities, the Special Preferred Voting Shareholders shall have no further voting rights under Section 5 and, upon the request of the Trust or its successor, each Special Preferred Voting Shareholder shall surrender the Special Preferred Shares it owns in exchange for the Redemption Price.

                                   CHARTERMAC






                   Second Amended and Restated Trust Agreement

                            Dated: November 17, 2003


                                TABLE OF CONTENTS

                                                                                                  PAGE
                                                                                                  ----
1.   ORGANIZATION...................................................................................1

2.   DEFINITIONS AND GLOSSARY OF TERMS..............................................................2

3.   TRUSTEES; LEGAL TITLE..........................................................................9

4.   PURPOSES......................................................................................11

5.   TERM..........................................................................................11

6.   SHAREHOLDERS; SHARES..........................................................................12

7.   LIABILITY OF THE SHAREHOLDERS; REGISTERED TRUSTEE; MANAGING TRUSTEES; EMPLOYEES; MANAGER......14

8.   INTENTIONALLY DELETED.........................................................................16

9.   ALLOCATION OF INCOME, LOSS AND DISTRIBUTIONS..................................................16

10.  BOARD OF TRUSTEES.............................................................................22

11.  RIGHTS AND POWERS OF SHAREHOLDERS.............................................................26

12.  TERMINATION AND DISSOLUTION OF THE TRUST......................................................27

13.  SPECIAL POWER OF ATTORNEY.....................................................................28

14.  INDEMNIFICATION...............................................................................29

15.  CONCERNING THE REGISTERED TRUSTEE.............................................................30

16.  CERTAIN TRANSACTIONS..........................................................................31

17.  MISCELLANEOUS.................................................................................31
